Exhibit 10.4

Lease Agreement

Made and executed in Tel Aviv on the  27th day of March, 2014

Between:	Ogen Yielding Real Estate Ltd.
Company No. 520033093
Whose address for the purpose of this Agreement is: 3 Har Sinai St., Tel Aviv
(Hereinafter: “the Lessor”)

The first party;

And between:	PolyPid Ltd.
Company No. 514105923
Whose address for the purpose of this Agreement is: 18 HaSivim St., PO Box 7126 Petah Tikva
(Hereinafter: “the Lessee”)

The second party;

Whereas:

The Lessor declares that it is the right holder in the Land and it is the registered holder in the Land (except for parcels 201 and 202), within their meaning in Section 202 hereunder, and the sole owner of the Land;

And whereas:	A project that includes office areas, commercial and industrial areas and a parking lot, including the Leased Premises within their meaning in Section 2 hereunder, is located on the Land;

And whereas:

The Lessee wishes to lease the Leased Premises from the Lessor in unprotected lease and to sign the Management Agreement, inter alia, as stated hereunder, and the Appendixes of this Agreement in accordance with the provisions set forth in this Agreement;

And whereas:	The Lessor agrees to lease to the Lessee the Leased Premises in unprotected lease in accordance with the provisions set forth in this Agreement;

And whereas:

The parties wish to define, regulate and formalize in writing their rights and obligations in connection with the lease of the Leased Premises as aforesaid in accordance with the provisions set forth in this Agreement;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.                            Preamble and Appendixes

1.1.                                     The preamble to this Agreement and Appendixes thereof constitute an integral part hereof.

1.2.                                     The following are the Appendixes of this Agreement:

Appendix A	—	Blueprint of the Leased Premises

Appendix A1	—

Description of the part in the Leased Premises indicating the areas where the adjustment works will be performed and the rooms where the works will be performed, including acoustic insulation works in a manner compatible with executive rooms in the four offices that are marked.

Appendix B	—	Adjustment Works in the Leased Premises.

Appendix C	—	Electricity supply rules.

Appendix D	—	Management Agreement

Appendix E1	—	Insurance Appendix.

Appendix E2	—	Certificate of Insurance for the Lessee’s Works.

Appendix E3	—	Lessee’s Certificate of Insurance.

Appendix F	—	Special Conditions Appendix.

Appendix G	—	Canceled.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix H	—	Bank Guarantee.

Appendix I	—	Delivery protocol.

Appendix J	—	Hot work procedure.

2.                            Definitions

As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

“The Land”	—

The parcel of land known at the time of signing this Agreement as block 6368, parcels 12, 48, 49, 175, 176, 181, 182, 190, 201 (part of parcel) and 202 (part of parcel) in HaSivim St. in Kiryat Matalon in Petah Tikva.

“The Project”	—

The Project located on the Land and known by the name of “Ogen Park” and that includes, at the time of signing this Agreement, inter alia, office buildings, including the Leased Premises, commercial areas, an industrial building, storage areas and public areas, including additional buildings and/or areas and/or floors to the extent built in the future.

“The Building”	—	The building known as Tamar Building which is one of the buildings included in the Project and that includes the Leased Premises.

“The Leased Premises”	—	The unit in the Building marked in the blueprint enclosed as Appendix A and in an area as stated in the definition of the Area of the Leased Premises in Appendix F and parking spaces as stated

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

in Appendix F located in the Parking Lot within its meaning in Section 16.

“The Lessor”	—	Including anyone appointed by the Lessor from time to time to serve as its agent or representative regarding the Leased Premises and this Agreement in general or ad-hoc.

“Area of the Leased Premises”	—	As stated in Section 6 and in Appendix F of the Agreement and as marked in Appendix A1.

“The Bank”	—	Bank Leumi le-Israel Ltd.

“Index”	—

The consumer price index (general index) including fruits and vegetables published by the Central Bureau of Statistics. In case the Central Bureau of Statistics ceases the publication of this Index another identical or substantially similar index published by the Central Bureau of Statistics or by the Bank Trust Company or any other competent entity shall come in its place.

“Basic Index”	—	Within its meaning in Appendix F of this Agreement.

“Management Company”	—

Within its meaning in Section 15 of this Agreement and in the Management Agreement enclosed as Appendix D, including anyone lawfully appointed by the Management Company to serve as its agent or representative in general or ad-hoc.

“Public Areas”	—

Unless otherwise stated — all areas in the Project, including all structures, additions and modifications added thereto from time to time, and roofs, colonnades, basements, passageways, entries and exits, service areas and rooms

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

and/or service corridors, public toilets, common technical areas such as a power room, air conditioning and systems, loading and unloading areas, elevators, shafts, and any other area in the area of the Building and/or the floor that is designated to use or that is actually used all or part of the lessees in the Building and/or the public and/or a number of possessors and protected spaces (unless these were attached to a single lessee/user) except for the areas designated for lease and/or sale and/or operation as a parking lot.

“The Parking Lot”	—	Areas designated for parking in the Project, whether roof or unroofed.

“Linked,” “Linkage Differentials,” Linked Values,” and any similar expression -	—

The multiplication of the relevant sum by the rate of the ratio between the Index at the time of making the relevant calculation and/or the payment and the Basic Index or by the ratio between any other indexes, if stated expressly, provided that that in any event the Index at the time of making the calculation and/or the payment will not fall below the Basic Index.

“Term of Lease”	—

Within its meaning in Section 8 and in Appendix F of this Agreement and, unless otherwise stated expressly — both the First Term of Lease and the Additional Terms of Lease within their meaning in Appendix F.

“Rent”	—	Within its meaning in Section 9 hereunder, according to the rate specified in Appendix F of this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

“Management Fees”	—	All payments that the Lessee is obligated to pay to the Management Company in accordance with the provisions set forth in this Agreement and the Management Agreement.

“Lessee’s Payments”	—

All payments that the Lessee is obligated to pay in accordance with the provisions set forth in this Agreement and in accordance with the provisions set forth in any law, including payments to the Lessor and/or the Management Company and/or any governmental or municipal authority.

“Quarter”	—	Each calendric period of 3 months as follows: January to March, April to June, July to September and October to December in each calendric year.

“Delivery of Possession Date”	—

The date specified in Appendix F of the Agreement in which the Leased Premises are delivered to the Lessee solely as an authorized person for the purpose of performing the adjustment works in the Leased Premises by the Lessee as stated in Section 13 of the Agreement.

“Lease Commencement Date”	—	Within its meaning in Appendix F of the Agreement.

“The Architect”	—	Anekstein Architects & Urban Designers or whoever is appointed from time to time by the Lessor as the Architect of the Building.

“The Agreement”	—	This Lease Agreement including all Appendixes thereof, including the Management Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

“Hours of Activity in the Building”	—

Until the Management Company notifies otherwise the hours of activity in the Building shall be between 07:00 to 20:00 uninterruptedly on Sun. — Thurs. (weekdays) including, and on Fridays and eves of holiday from 08:00 to 13:00. It is clarified that the entry to and exit from the Building will be allowed 24 hours a day all days of the year however this shall not detract from the definition of the “Hours of Activity in the Building” as stated in the paragraph above, and anywhere in this Agreement and/or Appendixes thereof that includes a reference to the “Hours of Activity in the Building” the meaning is to the hours specified in the first part of this Section.

“Hours of Activity in the Parking Lot”	—

The Parking Lot operates 24 hours a day all days of the week subject to the procedures set forth by the Lessor and/or the Management Company that shall be entitled to change the hours of activity as stated above from time to time.

“Irregular Hours of Activity”	—	Hours of activity that exceed the Hours of Activity in the Building or the Hours of Activity in the Parking Lot, as the case may be.

3.                            The lease

The Lessor hereby undertakes to lease the Leased Premises to the Lessee and the Lessee hereby leases the Leased Premises from the Lessor as stated in this Lease Agreement.

4.                            Declarations of the Lessor

The Lessor hereby declares and undertakes as follows:

4.1.                                     It is the right holder in the Land and in the Leased Premises and possesses full rights of ownership in the Land except for parcels 201 and 202 that are owned by Petah Tikva Municipality.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

4.2.                                     There is no preclusion preventing its engagement in this Agreement with the Lessee subject to all terms, arrangements and provisions set forth in this Agreement.

4.3.                                     It is not aware of any preclusion preventing the Lessee from using the Leased Premises in accordance with the Purpose of Lease.

5.                            Declarations and undertakings of the Lessee

The Lessee hereby declares and undertakes as follows:

5.1.                                     It visited the Land, the Project, the Building and the Leased Premises and inspected their condition at the time of signing this Agreement, including their physical and statutory conditions and their plans and all rights attached thereto, it is aware of the details of the Urban Building Plan (UBP) applicable to the Land, including the zoning classification of the Leased Premises in accordance with the UBP, and saw and inspected the condition of the Leased Premises and their location in the Building and the Project, it received any information that appears to him relevant in connection with the Building and the Leased Premises, and found all of the above to its satisfaction and compatible in every respect to its requirements and specifications, and it hereby waives, subject to the provisions set forth in this Agreement, any claim regarding non-conformance in connection with any of the aforesaid matters, except for a latent defect.

5.2.                                     The Lessee declares that it is aware that in case a new UBP is approved and/or the UBP that is in effect at the time of signing this Agreement is amended and consequently additional construction rights are added to the Land, in such circumstances whether or not the additions are added in the Building, they shall not constitute part of the Leased Premises or the rights of the Lessee in the Leased Premises and these rights and/or exercise thereof and/or lease thereof shall not derogate from the obligation of the Lessee to fulfill all its undertakings in accordance with this Agreement.

In this regard the Lessee undertakes not to interfere, object or disrupt in any manner the design of the Land and/or the Building, in addition, the Lessee undertakes to avoid raising any claim against the Lessor and/or anyone acting on its behalf in connection therewith.

The Lessee is aware and agrees that it is possible that as a result of the decision of the competent authorities and/or the Lessor and/or the approval

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

of the new UBP and/or the amendment of the UBP that is in effect different modifications will be performed in the Building and the Leased Premises, including in the number of the floors in the Building and their zoning classification.

It is clarified that in case it is necessary to modify the Leased Premises as a result of the approval of any plan applicable to the Land, the Lessee shall be solely responsible for implementing the said modifications in the Leased Premises and at its expense.

5.3.                                     The Lessee is aware that during the Term of Lease additional construction works in the Land will continue and/or start and might cause noise, waste, traffic of workers, placement of different work equipment and/or work tools, including the placement of a crane. The Lessee undertakes not to interfere, object or disrupt in any manner the said construction works and not raise any claim and/or suit against the Lessor and/or anyone acting on its behalf in connection therewith, on the condition that the access roads to the Leased Premises and the reasonable use of the Lessee will not be impaired thereby.

5.4.                                     The Lessee read and it understands well all the declarations of the Lessor as stated above and finds them acceptable and all the declarations of the Lessee as stated above shall be read in light of the said, and there is no statutory and/or other preclusion preventing its engagement in this Agreement in accordance with its provisions.

5.5.                                     Without derogating from the declarations of the Lessee as stated above, the Lessee is aware that there are and/or there will be other lessees that are open to the public in the Project where the Leased Premises are located and that the Lessor is entitled to lease, inter alia, other areas in the Project to lessees that will be open to the public and the Lessee does not and will not and it hereby waives any objection to the said on the condition that the reasonable use of the Leased Premises in accordance with the Purpose of Lease will not be impaired thereby.

5.6.                                     The Lessee is aware and agrees that the Lessor shall be entitled to modify the entrance lobby to the Building, including its size, at its sole discretion, provided that after the modification the lobby will allow reasonable access and entry to the Leased Premises and the Lessee shall raise no claims and/or demands in connection therewith.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

6.                            Area of the Leased Premises

6.1.                                     The Area of the Leased Premises is the “gross Area of the Leased Premises” that includes the participation of the Lessee in the common use in the Leased Premises as specified in Appendix F.

6.2.                                     Regarding the obligation of the Lessee to pay Rent, Management Fees and all other payments the Lessee is obligated to pay in accordance with the provisions set forth in the Lease Agreement and in accordance with the provisions set forth in this Agreement and in accordance with the provisions set forth in any law, the Area of the Leased Premises shall be considered as the gross Area of the Leased Premises as stated in Appendix F above. The Lessee waives any claim against the Lessor regarding the Area of the Leased Premises.

7.                            Purpose of Lease

7.1.                                     The Lessee declares and undertakes that it leases the Leased Premises for the purpose as stated and as defined in Appendix F of this Agreement and solely for that purpose.

7.2.                                     The Lessee undertakes to use the Leased Premises solely in accordance with the Purpose of Lease without any violation of or deviation from the Purpose of Lease. Any modification or expansion of the Purpose of Lease are subject to the prior and written approval of the Lessor and the Lessor shall be entitled to reject any modification or expansion as aforesaid for reasonable reasons.

7.3.                                     Without derogating from the generality of the aforesaid, the Lessee confirms that it is aware that the operation of the Leased Premises in deviation from or in violation of the Purpose of Lease might cause breach of other lease agreements made between the Lessor and other lessees in the Building, except for constituting a fundamental breach of this Agreement, and therefore the Lessor shall be entitled, without derogating from its right to seek any other relief or remedy, in any event of use in deviation from or in violation of the Purpose of Lease, to obtain an injunction against such operation of the Leased Premises as aforesaid.

7.4.                                     The Lessee declares that it was not granted and did not receive any promise regarding exclusivity and/or exclusive use of the Leased Premises and the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

business conducted therein, if any, and the Lessor might lease units in the Project for the purpose of conducting similar, corresponding and even identical businesses to its business and the Lessee waives any claim and/or suit in connection therewith.

8.                            Term of Lease

The Term of Lease in accordance with this Agreement is as specified in Appendix F of this Agreement and shall expire on the date specified in Appendix F (hereinafter: “First Term of Lease”). Upon expiration of each Term of Lease (i.e., the First, Second Term of Lease and the like) and subject to the provisions set forth in Sections 8.1 and 8.2 hereunder, the Term of Lease shall be extended by an additional term/terms, one term at a time, as stated in Appendix F of this Agreement (hereinafter: “Additional Term of Lease”).

8.1.                                     The Lessee shall be entitled to extend the First Term of Lease by the Additional Term of Lease as stated in Section 8 hereinabove and hereunder and in Appendix F, on the condition that during the entire Term of Lease that preceded the extension the Lessee shall fulfill and observe fully and timely all its fundamental undertakings in accordance with the provisions set forth in the Lease Agreement towards the Lessor, the Management Company and any other entity.

It is clarified that to the extent that the Lessee failed to fulfill any of its fundamental undertakings in accordance with this Agreement and failed to cure the breach in 10 days as of the date the Lessee received written notice describing the breach, the Lessor shall have sole discretion regarding the extension of the Term of Lease.

Subject to the provisions set forth in Section 8.1 above, each Term of Lease, as stated in Appendix F, shall be extended automatically by Additional Terms of Lease as described in Appendix F, provided that the Lessor did not receive a written, unreserved and unconditional notice from the Lessee at least 120 days prior to expiration of the relevant Term of Lease, regarding the Lessee’s request to extend the Term of Lease.

8.2.                                     The Lessee shall not be entitled to terminate the lease and/or vacate the Leased Premises prior to expiration of the Term of Lease however the aforesaid shall not derogate from the rights of the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, to instruct the Lessee to vacate the Leased

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Premises. If, notwithstanding the said, the Lessee vacates the Leased Premises prior to expiration of the Term of Lease, or ceases to use the Leased Premises, the Lessee shall be obligated to make all the payments applicable to it in accordance with the provisions set forth in the Lease Agreement, until expiration of the Term of Lease.

8.3.                                     The provisions set forth in this Agreement shall apply fully to all the Terms of Lease and subject to the specific provisions set forth in this Agreement relating solely to specific Terms of Lease.

8.4.                                     The Lessee shall be entitled to perform adjustment works in the Leased Premises as of the Delivery of Possession Date on the first floor as stated and defined in Appendix F of this Agreement. It is agreed that the Lessee shall be entitled to perform works on the first floor of the Leased Premises concurrent with the performance of the finishing works of the Lessor, and the Lessor shall be entitled to refuse the request of the Lessee to perform works for reasonable reason and/or approve the said works, and in the event the request is approved the Lessor shall be entitled to terminate the Lessee’s works for different periods of time according to the rate of progress of the finishing works of the Lessor and the Lessee shall raise no claims and/or demands towards the Lessor in the event of termination of the works as aforesaid.

9.                            Rent and parking fees

During the entire Term of Lease, the Lessee shall pay to the Lessor Rent for the Leased Premises according to its rate specified in Appendix F of this Agreement when the said amount is linked to the Basic Index as stated hereunder:

9.1.                                     The Linkage Differentials shall be deemed as part of the Rent for all intents and purposes. The said Rent, in addition to the Linkage Differentials, shall be referred hereinabove and hereinafter: “the Rent.”

9.2.                                     At the time of signing this Agreement the Lessee shall pay to the Lessor the Rent, parking fees and Management Fees in addition to VAT in respect whereof, for the period as of the Lease Commencement Date and until expiration of the subsequent quarter. In the beginning of each quarter afterwards the Lessee shall pay the Rent, parking fees and the Management Fees in addition to VAT in respect whereof for the subsequent quarter on the first business day of the month in which each payment is made.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

9.3.                                     In addition to the Rent and upon payment thereof, the Lessee undertakes to pay to the Lessor the parking fees, as stated in Appendix F of this Agreement. The entire provisions set forth in this Agreement regarding the Rent and the Leased Premises shall also apply to the parking spaces and the parking fees including, and without derogating from the generality of the aforesaid, the payment dates, linkage, increase of parking fees during the Additional Terms of Lease and payment of VAT. It is clarified that the parking spaces constitute part of the Leased Premises within their meaning in this Agreement including Appendixes thereof for all intents and purposes, including for the purpose of payment of the Rent, Management Fees and other payments. It is further clarified that the parking fees stated in Appendix F constitute the full payment paid in respect of the parking spaces (and no Management Fees, municipal taxes or additional payments shall be paid in connection with the parking spaces).

9.4.                                     For the avoidance of doubt, it is hereby clarified that the obligation to pay the Rent and all other payments due to the Lessor from the Lessee is an absolute obligation imposed on the Lessee even if the Lessee did not receive a bill for the said Rent or other payments, provided that the Lessee was aware of the existence of the debt (as opposed to its rate).

9.5.                                     The Lessee undertakes to pay the Rent and the Parking Fees to the Lessor and the Management Fees to the Lessor or the Management Company as stated in Section 15 hereunder during the entire Term of Lease, whether or not the Lessee used or did not use the Leased Premises for any reason.

9.6.                                     The Lessee undertakes to pay the Rent and the Management Fees by depositing in advance checks for the entire year of lease in the Term of Lease and the said checks shall be deposited at the time of signing this Agreement and for each year of lease during the Term of Lease 90 days prior to the commencement of the relevant year of lease.

9.7.                                     The provisions set forth in Sections 9.1-9.7 above are material and fundamental provisions in this Agreement and breach of any thereof shall constitute a fundamental breach of this Agreement.

10.                     Value added tax

The Lessee shall pay value added tax in respect of each of the payments that the Lessee is obligated to pay to the Lessor in accordance with the provisions set forth in this Agreement and that is chargeable with VAT, together with the said payment,

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

according to the VAT rate as determined periodically in accordance with the law and/or any tax and/or levy superseding the same and/or any tax that applies, according to the law imposing it, on any payment that the Lessee is obligated to pay in accordance with the provisions set forth in this Agreement hereinabove and hereinafter: “VAT” or “Value Added Tax”).

For the avoidance of doubt, VAT or any other tax applicable as aforesaid shall be deemed as the Rent in anything related to the obligation of the Lessee to make payments in accordance with this Agreement.

The Lessor shall deliver to the Lessee invoice for payment of VAT in 7 business days shortly after the date the relevant payment and VAT were paid.

11.                     Additional payments

During the entire Term of Lease, the Lessee shall pay, in addition to the Rent, all payments specified in all sub-sections of this Section 11 and all payments, levies, municipal taxes, taxes and other mandatory payments of any kind, whether municipal and/or governmental or other, including any fee, licensing fees and licenses of any kind relating to the Leased Premises and/or operation thereof and/or the maintenance of the Leased Premises.

The Lessee shall incur any tax and/or levy and/or fee in connection with the Leased Premises including their operation, maintenance, the business conducted therein or in connection with the Rent imposed in the future and that do not exist at the time of signing this Agreement. The Lessor shall incur the taxes and/or levies and/or fees in connection with the Leased Premises and that will be imposed (if and to the extent imposed) on the owner of the Leased Premises such as betterment levy.

11.1.                              Without derogating from the generality of the aforesaid, as of the Lease Commencement Date the Lessee shall incur all payments for the supply of water, electricity (in accordance with the provisions set forth in Appendixes C and L), telephone, municipal taxes (“Arnona”) (even if such payment is imposed by law on property owners) applicable to the Leased Premises, business tax imposed on the Lessee, signage tax for the signage installed by the Lessee (to the extent applicable), security expenses for the Leased Premises, to the extent that such expenses are required in accordance with the provisions set forth in any law and/or to the extent that there is any other expense relating to the maintenance and/or use and/or operation of the Leased Premises, whether or not the Lessee used the Leased Premises. As

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

of the Delivery of Possession Date in the ground floor, the Lessee shall incur payments for the supply of water and electricity to the part of the Leased Premises on the ground floor.

11.2.                              As of the Lease Commencement Date and during the entire Term of Lease the Lessee shall incur payment of any tax and/or fee and/or levy applicable and/or that will be imposed in the future on the use of the Leased Premises and any activity performed therein, except for a tax and/or a fee and/or a levy as aforesaid that are imposed on property owners.

11.3.                              As of the Lease Commencement Date the Lessee shall incur payments and/or taxes and/or fees and/or municipal taxes and/or levies applicable and/or that will be imposed on the Public Areas in the Building, if imposed, according to its relative part that will be determined according to the part of the Area of the Leased Premises in all the areas leased in the Building, as part of the total amount of the Management Fees that the Lessee will pay to the Lessor in accordance with the provisions set forth in Appendix F.

11.4.                              During the entire Term of Lease, the Lessee shall incur payments due for the maintenance and management of the Building, as stated in the provisions set forth in Section 15 hereunder, and for the management of the Parking Lot in accordance with the provisions set forth in Section 16 hereunder and for the insurances in accordance with the provisions set forth in Section 18 hereunder, as part of the total Management Fees that the Lessee will pay to the Lessor in accordance with the provisions set forth in Appendix F.

11.5.                              The parties undertake to cooperate and deliver written notice to the municipality and to the other relevant authorities regarding the lease of the Leased Premises by the Lessee. Shortly after the Lease Commencement Date the Lessee undertakes, if it receives written instructions from the Lessor in connection therewith, to transfer the name of the payer of the water and/or telephone and/or municipality bills and/or any other bill relating to any payment and/or tax applicable to the Leased Premises to the name of the Lessee. upon expiration of the Term of Lease the Lessee shall change the name of the payer of these bills to the name of the Lessor upon expiration of the Term of Lease.

11.6.                              Regarding the municipal taxes (“Arnona”) applicable to the Leased Premises the Lessee declares that it is aware that it may not request from

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

any entity an exemption from municipal taxes even if the Leased Premises are vacant and the Lessor shall be solely entitled to exercise this right.

In addition, the Lessor shall be entitled to instruct the Lessee to pay the municipal taxes to the Lessor or the Management Company that shall transfer the municipal taxes payments in respect of the Leased Premises to the municipality. In such circumstances as aforesaid, the parties shall make a calculation of the municipal taxes applicable to the Leased Premises in accordance with the municipal taxes order that is in effect and the Lessee shall deposit with the Lessor, together with the deposition of the annual Rent, 6 postdated checks for the purpose of paying the municipal taxes for the upcoming year of lease. For the avoidance of doubt, it is clarified that the said shall not derogate from the obligation of the Lessee in accordance with this Agreement to be registered as the possessor of the property in the municipality records.

11.7.                              The provisions set forth in this Section 11 shall not derogate from the obligations of the Lessee in accordance with the provisions set forth in Section 12 hereunder.

12.                     Construction works in the Building and in the Leased Premises

12.1.                              The Lessor shall be entitled, at any time, and without obtaining the approval of the Lessee, to perform any modification or addition or renovation in the Project and the Building, at its sole discretion, both prior to the Lease Commencement Date and thereafter, including, but not limited to, the addition and construction of floors to any of the buildings including a change of zoning classification and/or amendment of construction permits, different construction additions, conversion of Public Areas into areas used exclusively by different users, modification of openings and passageways and my other modification in the Project and/or the Building and/or the Building plans, at its sole discretion, provided that the reasonable use of the Lessee in the Leased Premises in accordance with the Purpose of Lease is not affected.

The Lessee undertakes not to interfere and not to object to any modification or addition as aforesaid for any reason, including, but not limited to, disruptions caused to the Lessee, if caused, during construction of the addition or the modification, provided that the performance of the modification or the addition shall not affect the reasonable use of the Leased Premises.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

12.2.                              The Lessor undertakes to perform the works that are specified hereunder in the Leased Premises at its expense and under its responsibility, and complete the said works until the Lease Commencement Date, save as provided in Section 12.2.1.3 hereunder (hereinafter: “Lessee’s Works”):

In the ground floor of the Leased Premises:

12.2.1.1.                             Modifications and repairs in the entrance lobby in the ground floor, in order to remove any signage of previous lessees. For the avoidance of doubt, it is clarified that the Lessor shall be entitled to place signage in the lobby at its sole discretion. It is further clarified that the Lessor shall be entitled to reduce the area of the entrance lobby in the ground floor;

12.2.1.2.                             Installation of a utility spot for water and sewage connection in a location to be agreed between the parties according to the architectural plans provided by the Lessee. It is clarified that the Lessee shall endeavor so that the said plan will include the installation of spots that are in compliance with the condition of the Leased Premises and the Lessor shall endeavor to install the connections in the necessary locations.

12.2.1.3.                             Separation of the Area of the Leased Premises from the other areas in the floor, including the dismantling of the entry staircase and the auditorium — these works, and only these works, shall be performed even prior to the Delivery of Possession Date of the ground floor;

12.2.1.4.                             Adjustment of the shell walls; the air conditioning system shall remain in its condition “as-is.” The installation of sprinklers according to a standard level (and to the extent that it is necessary to make special adjustments in light of the Purpose of Lease — the Lessee shall be responsible for such adjustment). The Lessor shall deliver a certificate regarding the working order of the sprinkler system after the system is installed by the Lessor. The Lessee shall be solely responsible for the installation of any sprinkler or detector that is required beyond the standard, and the Lessor shall not be responsible for these works, except for the certificate regarding the working order of the sprinklers that were installed by the Lessor, and the Lessee shall be

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

responsible for the maintenance of all the sprinklers and detectors in the Leased Premises.

12.2.1.5.                             Separate electricity feed to the Leased Premises;

In the first floor of the Leased Premises:

12.2.1.6.                             Adjustment of the part marked in         in the Blueprint of the Leased Premises hereby enclosed as Appendix A1 of the Lessee’s design (for the avoidance of doubt it is clarified that the Lessee shall be responsible for and shall incur all expenses in connection with the said design), when the specification of these works is in a level that is identical to the standard, finish and materials (including color and standard) of the other offices located on this floor of the Leased Premises in such manner that the offices that are located on the floor and the new offices will be indistinguishable. To the extent that the works cannot be performed in the said manner the Lessor and the Lessee shall coordinate between them the manner of performance of the works.

Acoustic insulation for the executive rooms in four offices whose location will be determined by the Lessee in the following manner:

Two dual-membrane gypsum slabs on each side when the vertical part of the gypsum wall is 7cm thick.

In addition, a 2” glass wool layer 24kg/m2 (provides approximately 45dB).

12.2.1.7.                             It is agreed that the existing curtains in the Leased Premises shall remain in the Leased Premises after performance of the Lessor’s Works in their condition “as-is.”

12.3.                              The Lessor shall be entitled, without obtaining the approval of the Lessee, to pass through the Building and through the Leased Premises (following advance coordination with the Lessee, if passed through the Leased Premises) and to install by itself or by anyone acting on its behalf or by any authority, institution or any other entity, all types of conduits, utilities, including air conditioning ducts, water pipes, sewage, gas, drainage, cables and electrical wires, TV and/or cellular and/or telephone communication cables and/or other cables, whether or not serving the Lessee and/or the Lessee and/or the other leases in the Building, and the Lessee undertakes to permit to the Lessor or anyone acting on its behalf to enter the Leased Premises for the purpose of performing the said works and/or for the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

purpose of maintaining the systems, with all ensuing consequences, subject to the provisions set forth in this Section. Upon completion of the Works as aforesaid, the Lessor shall restore the Leased Premises to their previous condition, to the extent applicable.

During the Term of Lease the Lessor shall notify the Lessee regarding its intention to perform the said works, a reasonable time in advance, according to circumstances, and shall coordinate with the Lessee the times of entry to the Leased Premises in a manner that will cause minimal harm to the use of the Lessee of the Leased Premises (works shall be performed in the early morning hours, inter alia, or in the late evening hours, to the extent possible), and during the period of the works the Lessor shall take strict measures to cause minimal disturbance and harm to the use of the Lessee of the Leased Premises.

12.4.                              The Lessee further declares that it is aware that the Lessor shall be entitled to install and/or installed communication facilities in the Building (however not in the Leased Premises) (hereinafter: “the Facilities”) and the Lessee hereby waives any objection of any kind in connection with the placement and/or operation of the Facilities, subject to the provisions set forth in Section 12.3 above.

12.5.                              It is hereby clarified that after the Lease Commencement Date the Lessee shall not be entitled to modify the Leased Premises in any manner and not to add any addition or remove any part thereof without obtaining the prior and written approval of the Lessor and the Lessor shall withhold approval for reasonable reasons only.

12.6.                              As of the Delivery of Possession Date of the ground floor and the first floor in accordance with the provisions set forth in Section 8.4 above regarding the works in the ground floor and in accordance with and subject to obtaining the approval of the Lessor regarding the works in the first floor, the Lessor undertakes to allow the Lessee to perform the works specified in Appendix B of this Agreement and in Section 12.7 hereunder, subject to and in accordance with the provisions set forth in Appendix B. In addition, during the Term of Lease the Lessor shall be entitled to refuse to the performance of the works in accordance with the plans that will be submitted to the Lessor by the Lessee and/or any part thereof, for reasonable reasons only (hereinafter: “Lessee’s Works”). The approval of the Lessor for the performance of the Lessee’s Works as stated above shall be provided

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

on the condition that the Lessee acts in accordance with the all of the following provisions:

12.6.1.1.                             The Lessee shall be solely responsible for the performance of the Works in accordance with the Lessor’s approval, during hours that will be defined by the Management Company, and under its sole responsibility and at its expense, and while protecting the Project and grounds thereof, and while preventing noise and waste, and after obtaining all the approvals and permits as required in accordance with the provisions set forth in any law, and while causing minimal disturbance, under the circumstances of the case, to the regular activities in the Project and/or the activities of other lessees and/or possessors in the Project.

12.6.1.2.                             The performance of all works shall be coordinated in advance and in writing with the Management Company of the Project.

12.6.1.3.                             The Lessee undertakes to perform the Lessee’s Works in accordance with the provisions set forth in any permit and/or license that are required in connection therewith and in full compliance with the provisions set forth in any law and by lawfully licensed contractors.

12.6.1.4.                             The Lessee shall incur all expenses associated with and/or deriving from the performance of the Lessee’s Works after obtaining the approval of the Lessor as stated above and the approval of the Lessor as aforesaid shall not impose on the Lessor any responsibility for the design and/or performance of the Lessee’s Works.

12.6.1.5.                             The Lessee shall be held liable for any deficiency and/or any damage of any kind caused to the Leased Premises and/or the Project and/or any part thereof and/or grounds thereof as a result of acts and/or omissions of the Lessee and/or anyone acting on its behalf during the performance of the works and/or the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

modifications. The Lessee shall indemnify the Lessor immediately upon its demand for any expense and/or payment the Lessor shall be obligated to incur and/or pay and for which the Lessee is held liable as stated above.

12.6.1.6.                             Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, prior to the commencement date of the Lessee’s Works, the Lessee undertakes to take out and maintain a contractor insurance in the name of the Lessee, contractors and subcontractors, the Lessor and the Management Company, and to furnish to the Lessor a proper certificate of insurance and in accordance with the provisions set forth in Appendix E1 and E2 enclosed with this Agreement.

12.7.                              Without derogating from the provisions set forth in Section 12.6 above, the Lessee shall be entitled to install an exterior flue for the laboratory and a generator as stated hereunder. The Lessor agrees that the Lessee’s Works as stated in this Section shall be performed concurrently with the Lessor’s Works, as of the Delivery of Possession Date of the ground floor, without causing any disturbance to the Lessor’s Works in the Leased Premises. To the extent that the Lessee’s Works disturb the Lessor’s Works, the Lessor shall be entitled to cease the Lessee’s Works for a period of time stated by the Lessor and the Lessee shall raise no claims and/or demands in connection therewith:

12.7.1.1.                             The flue will be installed on the southern exterior wall of the Building according to the plans enclosed with this Agreement that were approved by the Architect of the Building before signing the Agreement. After the installation of the flue, the Lessee shall be obligated to furnish to the Lessor all the relevant approvals that are required by the authorities and/or in accordance with the provisions set forth in any law.

12.7.1.2.                             The generator shall be operated as a safety measure and only in the event of power outages and shall be used

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

solely in the Leased Premises; the generator will have an internal fuel tank. To the extent that the operation of the generator will cause a disturbance to the lessees in the Building, the Lessee undertakes to soundproof the generator for the purpose of eliminating this disturbance immediately upon receiving the demand of the Lessor to that effect.

12.7.1.3.                             The Lessee may install the generator after it met all the conditions listed in Section 12.6 above. After the installation of the generator, the Lessee shall act for the purpose of obtaining the necessary approvals in accordance with the relevant standards from an external inspector and the HVAC engineer and/or from any authority and/or in accordance with the provisions set forth in any law.

12.7.1.4.                             It is agreed that the Lessee and/or anyone acting on its behalf shall be obligated to notify the Lessor and/or anyone acting on its behalf prior to climbing to the roof of the Building.

12.7.1.5.                             The Lessee may replace the windows in the laboratory as may be required for the purpose of installing a louvre and/or a blower. In the event the Lessor demands to dismantle the louvre and/or the blower upon expiration of the Term of Lease, the Lessee shall be obligated to follow the said instruction.

12.7.1.6.                             The Lessee may install an access control system at the entrance of the toilets in the first floor of the Leased Premises. In the event that upon expiration of the Term of Lease the Lessor demands the dismantling of the access control system and/or the louvre, the Lessee shall be obligated to follow this instruction.

12.8.                              For the avoidance of doubt, it is hereby clarified that the performance of the works in the Leased Premises by the Lessee, to the extent that such works are performed after the Lease Commencement Date, shall not detract from any liability and/or obligation and/or payment (including payment of the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Rent, parking fees and Management Fees) applicable to the Lessee in accordance with this Agreement and Appendixes thereof during the period of performance of the works. It is further clarified that during the performance of the works in the Leased Premises by the Lessee prior to the Lease Commencement Date, the Lessee shall incur the expenses for electricity and water consumption on the ground floor in the Leased Premises.

Electricity and water

12.9.                              The amounts charged from the Lessee for the supply of electricity to the Public Areas and to the Leased Premises and for the air-conditioning system in the Building and in the Public Areas are included as part of the Management Fees. It is clarified that the Leased Premises are connected to the electricity and air-conditioning system in the Building. The sums charged from the Lessee or the Management Company in respect of the supply of electricity services as aforesaid shall be based on the distribution of the costs among the different lessees in the Building, as stated in the Management Agreement enclosed as Appendix D of this Agreement.

12.10.                       The Lessee declares that it is aware that the Lessor is the holder of exclusive rights towards Israel Electric Corp. Ltd. (hereinafter: “IEC”) regarding the supply and use of electricity to the different areas of the Building, including in the Public Areas and the air-conditioning system in the Building and in the Leased Premises. The Lessee hereby waives absolutely and irrevocably its right to sign with IEC an electricity supply contract as stated above, and the Lessee undertakes to act in accordance with the provisions set forth in Appendix C of this Agreement.

12.11.                       The amounts charged for the supply of electricity and auxiliary services (to the extent necessary, for the purpose of supplying the electricity) and that are provided by the Lessor and/or the Management Company and/or IEC to the Lessee and the rules in connection with the supply of electricity and auxiliary services as aforesaid are specified in Appendix C of this Agreement.

12.12.                       The Lessee undertakes to pay to the Management Company for the use of the electricity services that will be supplied by the Lessor and/or the Management Company directly to the Leased Premises, all the bills in respect of the Leased Premises that will be issued by the Management Company on the dates and according to the rates determined by the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Management Company in accordance with the time of use low voltage rates charged by IEC, as of the Delivery of Possession Date of the ground floor (and with respect to the ground floor) or as of the Lease Commencement Date with respect to the remaining part of the Leased Premises, as the case may be, and according to the reading of the secondary electricity meter that will be installed by the Lessor and/or anyone acting on its behalf until the relevant Delivery of Possession Date. It is clarified that except for the use of the electricity and water services in the Leased Premises and the provisions set forth in Section 11.1 above, the Lessee shall not pay to the Lessor any payment in respect of the period commencing on the Delivery of Possession Date and until the Lease Commencement Date.

12.13.                       The Lessee declares that it is aware that there are shafts in the Building passing through the floor of the Leased Premises and that systems that are common to all the lessees in the Building might pass through these shafts.

13.                     Delivery of possession and delivery protocol

13.1.                              The Delivery of Possession Date of the ground floor in the Leased Premises shall be as stated in Appendix F (hereinafter: “Delivery of Possession Date of the Ground Floor”), the Delivery of Possession Date of the first floor of the Leased Premises and the parking spaces shall be on the Lease Commencement Date, within the meaning of this term in Appendix F (hereinafter: “Delivery of Possession Date of the Remaining Part of the Leased Premises” or the “Lease Commencement Date”). Possession in the ground floor shall be delivered when the Leased Premises are in their condition “as-is” at the time of signing this Agreement and after performance of the Lessee’s Works in the ground floor of the Leased Premises as stated only in Section 12.2.1.3. The Delivery of Possession Date of the Remaining Part of the Leased Premises shall occur when the Leased Premises are in their condition “as-is” at the time of signing this Agreement and after performance of the Lessor’s Works. As of the Delivery of Possession Date of the Ground Floor or the Delivery of Possession Date of the Remaining Part of the Leased Premises, as the case may be, the Lessee shall be entitled to perform adjustment works on the ground floor or the first floor, as the case may be, subject to the provisions set forth in Appendix B. It is clarified that as of the Delivery of Possession Date of the Ground Floor and during the period of performance of the adjustment works and until the Lease Commencement Date, at the latest (the Delivery of Possession Date of the Remaining Part of the Leased Premises) the Lessee shall be deemed

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

as an authorized person in the Leased Premises solely for the purpose of performing its works.

13.2.                              The Lease Commencement Date shall be as stated in Appendix F (hereinafter: “Lease Commencement Date”).

13.3.                              The Lessee undertakes to appear on the Delivery of Possession Date of the Ground Floor and on the Delivery of Possession Date of the Remaining Part of the Leased Premises and receive possession in the ground floor and the remaining part of the Leased Premises, as the case may be, and fulfill all the undertakings the Lessee is obligated to fulfill until the said dates, provided that on the Delivery of Possession Date of the Ground Floor the Lessor completed the Lessor’s Works as stated solely in Section 12.2.1.3 and that on the Delivery of Possession Date of the Remaining Part of the Leased Premises the Lessor completed all the Lessor’s Works. In the event the Lessee failed to appear to receive possession on the said dates, this shall not exempt the Lessee from all its undertakings in accordance with the provisions set forth in the Lease Agreement.

13.4.                              The Leased Premises shall be deemed as ready for delivery and the Lessee shall be obligated to receive possession therein on the said dates even if the landscape works were not completed yet, provided that the Leased Premises can be used in accordance with the Purpose of Lease as stated in this Agreement, on the Delivery of Possession Date of the Ground Floor — the Lessor’s Works as detailed in Section 12.2.1.3 only were completed, and the Lessor’s Works were completed on the Delivery of Possession Date of the Remaining Part of the Leased Premises in accordance with the provisions set forth in Section 12.2 above, and there is reasonable access to and from the Leased Premises.

13.5.                              The Lessor shall not be held liable for any postponement or delay in the delivery of possession of the ground floor or the remaining part of the Leased Premises caused due to a delay in the delivery of the plans that the Lessee is obligated to deliver to the Lessor until 30.4.2014 [assuming that the Agreement will be signed until 1.4], or due to the failure of the Lessee to meet the requirements set forth in Appendix B, provided that such a delay as aforesaid was not caused due to an act or omission of the Lessor or as a result of circumstances in which the Lessor failed to complete the necessary works in accordance with the provisions set forth in Section 12.2 above (unless the delay was caused as a result of a delay caused by the Lessee as

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

stated in the first part of this Section). In addition, the Lessor shall not be held liable for any postponement or delay in the completion of the adjustment works of the Lessee in the Leased Premises, to the extent that the said delay was not caused due to an act or omission of the Lessor or a delay in the performance of the works that are performed by the Lessor as stated above (unless the delay was caused as a result of the delay by the Lessee as stated in the first part of this Section). Without derogating from any relief or remedy granted to the Lessor in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, the Lessee shall pay the Lessee and shall incur all other payments it is obligated to incur in accordance with this Agreement and all its other undertakings in accordance with the provisions set forth in the Lease Agreement even if the Delivery of Possession Date of the Ground Floor or the Delivery of Possession Date of the Remaining Part of the Leased Premises is delayed due to the circumstances described in the first part of this Section and/or the adjustment works of the Lessee are not completed until the Lease Commencement Date, as of the date set as the Lease Commencement Date as stated in Appendix F. In addition, the Lessee shall indemnify the Lessor and/or the Management Company for any damage caused to them as a result of the aforesaid.

14.                     The business activities in the Building and in the Leased Premises

14.1.                              The Lessee is aware that opening hours of the businesses conducted in the Building shall be during the Hours of Activity in the Building, within their meaning above, subject to the provisions set forth in any law and in accordance with the procedures set forth from time to time by the Management Company (whether with respect to a specific business or a certain type of businesses), as stated in Section 15 hereunder. Notwithstanding the said, it is agreed that the Lessee may use the Leased Premise during any hour of the day, including on weekends and in hours other than the Hours of Activity in the Building, and there is no restriction imposed on the Lessee or anyone acting on its behalf to act in the said manner. In addition, it is agreed that the entry of the Lessee, its employees and guests to the Building shall be from the main façade of the Building.

14.2.                              The Lessee declares that it is aware that part of the areas in the Project are used, inter alia, for commercial activities and will include, inter alia, cafés, restaurants, kiosks, food stands, a drugstore and other shops that might operate in hours other than the Hours of Activity in the Building. The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

declares and undertakes that it shall not raise any claim in connection therewith, to the extent that the said activities do not disrupt the regular and reasonable course of business of Lessee in the Leased Premises.

14.3.                              This Section is a fundamental section in the Agreement and breach of any of its provisions shall be deemed a fundamental breach of this Agreement.

15.                     Management of the Building

15.1.                              The Lessor shall be entitled to form or appoint a corporation that will engage in the management and the maintenance of the Building (hereinabove and hereinafter: “Management Company”). As long as the said corporation was not appointed or formed or as long as the said corporation did not start to engage in the management and maintenance of the Building or in the event its appointment was terminated as aforesaid, the Lessor shall serve as the Management Company for the purpose of this Agreement including Appendixes thereof.

15.2.                              At the time of signing this Agreement or on any other date as instructed by the Lessor, the Lessee undertakes to sign the Management Agreement enclosed as Appendix D of this Agreement. The Management Company shall determine from time to time the arrangements and procedures relating to the management of the Project and/or the Building and maintenance thereof and shall set out bylaws that will apply to all the users of the Project and/or the Building or the type of businesses conducted therein, and shall supervise their performance. The Lessee undertakes to observe all the provisions and terms set forth in the Management Agreement as part of its undertakings in accordance with this Agreement towards the Lessor.

15.3.                              The Lessee shall pay the Management Fees according to the dates, rates and keys as stated in the Management Agreement.

15.4.                              The signature of the Lessee on this Agreement constitutes a direct undertaking towards the Management Company, when formed or appointed, if formed, to the extent that this is related to the Management Company, and an undertaking of the Lessee towards the Lessor to observe all its undertakings towards the Management Company, whether as stated in this Agreement and whether as stated in the Management Agreement, and breach of the Management Agreement shall constitute a breach of this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

15.5.                              For the avoidance of doubt, any claim that the Lessee may have against the Management Company, including a claim by virtue of the Management Agreement, shall not give rise to a cause of action by the Lessee against the Lessor, unless the Lessor serves as the Management Company.

15.6.                              The provisions set forth in this Section 15 shall be deemed as material and fundamental provisions in this Agreement and breach of any thereof shall be deemed as a fundamental breach of this Agreement.

16.                     Parking Lot

16.1.                              The Lessor declares that there is a parking lot in the Project (hereinafter: “the Parking Lot”). The Lessor will lease to the Lessee parking spaces in accordance with the conditions set forth in Appendix F, in accordance with the provisions set forth in this Agreement and the Management Agreement. It is clarified that the parking spaces constitute part of the Leased Premises within their meaning in this Agreement including Appendixes thereof for all intents and purposes, including for the purpose of payment of the Rent, Management Fees, municipal taxes and other payments.

16.2.                              The Lessor and/or the Management Company and/or any other company that is appointed by the Lessor and/or the Management Company to manage the Parking Lot shall operate and manage the Parking Lot at their absolute and sole discretion subject to the provisions set forth in any law and subject to the following provisions:

16.2.1.1.                             The Lessor shall be entitled to operate the Parking Lot, whether by itself and whether by the Management Company or by a contractor or a subcontractor, in any manner, whether in return for full or partial payment, according to any method, including by way of sale of subscriptions and whether free of charge.

The Lessor shall be entitled to allocate special parking areas in which subscribers shall be entitled to park their vehicles, according to a method set out by the Lessor and/or the Management Company, whether for full-time or part-time subscribers, at its sole discretion.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

16.2.1.2.                             The Lessor shall be entitled to change the location of the parking spaces leased to the Lessee or a part thereof upon delivery of a 30 days’ prior notice, including a change in the level of the parking spaces or a part thereof (with respect to the parking spaces that were in that level), in such manner that the number of original parking spaces in the external Parking Lot and the original number of parking spaces in the two-floor Parking Lot shall remain unchanged (including the number of the roofed parking spaces) and shall be identical. Notwithstanding the said, the Lessee is aware that in the near future different works that will change the location of the parking spaces will be performed when during performance of these works the location of the parking spaces will be changed for the purpose of performing these works, and upon completion of these works the parking spaces will return to their original location. The Lessor and/or the Management Company, as the case may be, shall be entitled to lay down the procedures for the management, use, entry, exit and operation of the Parking Lot from time to time and amend them from time to time.

The Lessor undertakes that as long as it did not notify otherwise to the Lessee, the Parking Lot shall be open during the Hours of Activity in the Parking Lot, subject to the procedures laid down by the Lessor and/or the Management Company and the Lessor and/or the Management Company shall be entitled to change the Hours of Activity in the Parking Lot as stated above from time to time provided that the hours of entry and exit of the Lessee in the Parking Lot are not limited.

16.3.                              The Lessee undertakes to uphold any instruction as aforesaid and all the arrangements and technical procedures set out by the Lessor or the Management Company for the purpose of this matter and that will be published as aforesaid.

The Lessee undertakes to pay to the Lessor, during the entire Term of Lease, the parking fees as stated in Appendix F and the Management Fees and

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

other payments applicable in accordance with the provisions set forth in this Agreement and Appendixes thereof.

16.4.                              The provisions set forth in this Section constitute a direct undertaking of the Lessee towards the Lessor and/or the Management Company and/or any other person and/or entity operating the Parking Lot from time to time, as the case may be.

16.5.                              Liability for damages in the Parking Lot

16.5.1.1.                             The Lessee declares that it shall be solely responsible for the use of the Parking Lot and the means of entry to the Parking Lot and that the Lessor and/or the Management Company and/or the Parking Lot operator are under no responsibility to protect the vehicles in the Parking Lot and/or for their content and/or external integrity and the Lessor and/or the Management Company and/or the Parking Lot operator shall not be held liable for any damage, loss or deficiency caused to any vehicle, person, or chattel in the Parking Lot for any reason, including, and without derogating from the generality of the aforesaid, as a result of fire, smoke, earthquake, hostile activities, war, flood, flooding, theft, break-in, impact by other vehicles.

16.5.1.2.                             The Lessee hereby exempts the Lessor and/or the Management Company and/or the Parking Lot operator from any liability for damage as aforesaid, provided that the damage was not caused due to a negligent act or omission of the Lessor and/or anyone acting on its behalf. The Lessee undertakes to indemnify the Lessor and/or the Management Company and/or the Parking Lot operator in 7 days as of the date of receiving their first demand for any expense and/or damage caused to the Lessor and/or in respect of any sum that the Lessor is obligated or required to pay due to a suit and/or damage, loss or deficiency as aforesaid.

16.5.1.3.                             The Lessee shall be solely liable for any damage caused by the Lessee to the Parking Lot and facilities thereof and/or to the Lessor and/or the Management Company

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

and/or the Parking Lot operator and/or any third-party as a result of an act or omission of the Lessee and/or anyone acting on its behalf.

16.5.1.4.                             The Lessee declares that it is aware that the payment of the parking fees is made solely for the right of parking and does not include any guarding services and that the presence of supervisors and/or attendants and/or ushers and/or cashiers at the entries and exits to the Parking Lot is intended solely for the purpose of collecting payment and enabling parking in the Parking Lot. The parties agree that the provisions set forth in the Bailees Law, 5727-1967 shall not apply to this Agreement and/or the parking of the vehicles in the Parking Lot and use thereof.

16.6.                              The Lessee undertakes to use the Parking Lot in a manner that will not harm the other users, and will not obstruct roads and will park only in areas designated for parking, park vehicles only between the lines that are marked and designated for the parking of vehicles and will not cause any damage to the Parking Lot and the equipment therein.

17.                     Liability and indemnity

17.1.                              The Lessor and/or anyone acting on its behalf and/or acting in its name shall not be held liable in any manner for any damage and/or harm caused to the Lessee and/or to the business conducted in the Leased Premises and/or to equipment and/or facilities therein or surroundings thereof, except for damage and/or harm as aforesaid caused as a direct result of an act or omission caused negligently or maliciously by the Lessor and/or anyone acting on its behalf.

17.2.                              Without derogating from the said in sub-section 17.1 above, the Lessor and/or anyone acting on its behalf and/or in its name shall not be held liable in any manner for bodily harm and/or damage to property of any kind caused to the Lessee and/or its employees and/or anyone acting on its behalf, including its agents, representatives, contractors, customers and any other person staying in the Leased Premises and surroundings thereof, or in any other area held by the Lessee.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

17.3.                              For the avoidance of doubt, the Lessee shall be solely responsible for any damage including bodily harm and/or damage to property and/or to the reputation and/or business interruption caused to the Lessor and/or to a third-party in connection with the negligence of the Lessee and/or anyone acting on its behalf and for any wrong that is committed — in connection with the possession of the Leased Premises and/or the use that the Lessee makes in the Leased Premises and anyone acting on its behalf in the Leased Premises and/or in the Public Areas, except for damage and/or harm as aforesaid caused as a direct result of a negligent or malicious act or omission of the Lessor and/or anyone acting on its behalf (including in connection with the works that are performed by the Lessor in accordance with the provisions set forth in the Lease Agreement).

17.4.                              The Lessee shall indemnify the Lessor and/or the Management Company for any damage and/or claim and/or charge the Lessor and/or the Management Company are obligated to pay in connection with damage and/or a wrong for which the Lessee is held liable as aforesaid, immediately upon receiving the first written demand of the Lessor in connection therewith.

18.                     Insurance

18.1.                              Without derogating from the responsibility and undertakings of the Lessee in accordance with this Agreement and in accordance with the provisions set forth in any law, the Lessee undertakes to purchase at its expense and to keep in effect during the entire Term of Lease the insurances specified in Appendix E1 and Appendix E3 and the insurances specified in Appendix E2 during the period of performance of the adjustment works (hereinafter: “Insurances of the Leased Premises”) with a legally licensed and reputable insurance company.

18.2.                              Without derogating from the foregoing, the Lessee undertakes to incur its relative part in the insurance costs with respect to the insurance that will be taken out for the Public Areas in the Project and/or the Building, as decided by the Lessor and/or the Management Company.

18.3.                              Breach of the provisions set forth in this Section 18 including any sub-section thereof by the Lessee shall constitute a fundamental breach of this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

19.                     Permits

19.1.                              The Lessee declares that it is familiar and knowledgeable of the business it intends to conduct in the Leased Premises and in anything related to the licenses and permits that are necessary for the purpose of conducting such a business as aforesaid, and the Lessee undertakes to obtain at its expense all permits and licenses that are necessary for the purpose of conducting its business in the Leased Premises and conduct its business in accordance with the terms set forth in the permits and keep these permits in effect during the entire Term of Lease, and not to make any non-conforming use of the Leased Premises and not to conduct in the Leased Premises businesses that are not permitted in accordance with any applicable law in the present or the future.

Without derogating from the said, the Lessee declares that it read and understood the entire provisions set forth in the UBP applicable to the Land, the Project and the Building, and it is aware that to the extent that a permit and/or a license is required and/or in order to use the Leased Premises in accordance with the Purpose of Lease the Lessee shall be solely responsible for obtaining the said permit or license and the Lessor shall not be responsible for obtaining any of the said permits or licenses.

19.2.                              At the request of the Lessor the Lessee undertakes to sign any document and/or application that are necessary for the purpose of obtaining a business license and/or any other permit that is necessary for the purpose of operating the business in accordance with the Purpose of Lease, by virtue of the law and subject to the provisions set forth in this Agreement and the law, provided that no responsibility and/or monetary or other liability is imposed on the Lessor in connection therewith. For the avoidance of doubt, it is clarified that this undertaking of the Lessor shall not derogate from the liability and undertaking of the Lessee to obtain the said license or permit.

19.3.                              The Lessor undertakes that the works it will perform will be performed in accordance with the instructions set forth by the safety consultant on behalf of the Lessor that will inspect the compliance of the fire suppression system (sprinklers and detectors) located in the Area of the Leased Premises with the requirements set forth by the authorities, the law and the standard, and the Lessor undertakes to obtain the approval of a certified electrical inspector regarding the electricity system in the Leased Premises, when the said actions shall be performed after the performance of the Lessor’s Works stated in Section 12.2 above, and the Lessor shall furnish the said approvals

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

to all the competent authorities to the extent required, and no later than the date specified in Appendix F. In addition, the Lessor declares that the fire detection and the fire suppression systems were installed in the Leased Premises and in the Building in accordance with the relevant standards and that it obtained the approval of the Fire and Rescue Services Authority.

Failure to furnish the approvals as aforesaid shall not give rise to grounds to delay the Lease Commencement Date and/or delay of any of the payments and/or undertakings applicable to the Lessee in accordance with this Agreement.

19.4.                              As a condition for opening the Leased Premises, the Lessee undertakes to submit the interior division plans of the Leased Premises for the approval of the Fire and Rescue Services Authority and to invite their representatives at its expense to conduct an inspection of the Leased Premises, obtain their approval and furnish the said approval to the Lessor. Failure to furnish the said approval shall not give rise to grounds for a delay of the Lease Commencement Date and/or delay of any of the payments and/or undertakings applicable to the Lessee in accordance with this Agreement.

19.5.                              Without derogating from the foregoing, the Lessee undertakes to conduct its business and fulfill all the requirements set forth by virtue of the safety laws and regulations, the Business Licensing Law 5728-1968 (hereinafter: “the Law”), to the extent applicable under the circumstances of the case, and obtain any license and permit that is necessary by law for the purpose of conducting the business of the Lessee in the Leased Premises in accordance with the Purpose of Lease, and to renew the said license from time to time as required by law.

19.6.                              The Lessee shall be solely responsible for any breach and/or violation of the law in the Leased Premises deriving from an act and/or omission of the Lessee and/or anyone acting on its behalf.

19.7.                              The Lessee shall incur solely any fine or penalty imposed for conducting the business and/or using the Leased Premises by the Lessee and/or its employees and/or agents and/or customers without permit and/or in violation of a permit and/or a plan, whether imposed on the Lessor or the Management Company and whether imposed on the Lessee.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

19.8.                              None of the provisions set forth above shall be deemed as authorization of the Lessor to the Lessee to use the Leased Premises and/or to conduct in the Leased Premises business without a permit and/or in violation of a permit and/or a plan.

19.9.                              The parties agree that failure to obtain any license that is necessary for the Lessee for the purpose of using the Leased Premises shall not release the Lessee from fulfilling any of its undertakings in accordance with this Agreement.

For the avoidance of doubt, it is clarified that any demand made by a competent authority for the modification of the interior part of the Leased Premises in accordance with the Purpose of Lease and beyond the details specified in Appendix B1 for any reason shall apply to the Lessee, except for the modification of detectors and sprinklers in accordance with the provisions set forth in Section 12.2.1.4 above and provided that these apply to the Lessor.

19.10.                       The provisions set forth in this Section shall be deemed as fundamental and material provisions in this Agreement and breach of any thereof shall be deemed as a fundamental breach of this Agreement.

20.                     Possession and management of the Leased Premises

20.1.                              The Lessee undertakes to conduct its business and to use the Leased Premises and grounds thereof in a manner that will not cause any disturbance to the other lessees in the Building and their enjoyment from their leased premises while maintaining the area adjacent to the Leased Premises clean. Without derogating from the aforesaid, the Lessee undertakes not to use the Leased Premises or any part thereof in such manner that will cause noises, odors, pollution, vibrations or any other nuisance in violation of the permitted standard, and in accordance with the provisions set forth in any law applicable to the said and without causing any nuisance that is in violation of the permitted standard in accordance with the law, including, but not limited to, noise, crowdedness, vibrations, odors (including the operation of fume hoods), pollution, and shall not cause any disturbance or nuisance to the possessors and/or the users of the remaining parts of the Building and the Project. The Lessor declares that it is aware that the Lessee intends to install and operate a laboratory, a generator and a flue in the Leased Premises and that the Lessor and anyone acting on its behalf and the other lessees in the Project do not and will not raise any

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

objection in connection therewith. The Lessor further declares that it is aware that the Lessee may install an access control system at the entrance to the toilets during the Term of Lease.

The Lessee shall take action immediately after receiving the demand of the Lessor to cease any activity that causes a nuisance such as noise and/or waste and/or odors and/or vibrations and/or any other safety nuisance.

Without derogating from the generality of the aforesaid, the Lessee undertakes not to operate a PA system and/or loudspeakers in the Leased Premises or their surroundings in such manner that might disturb the other lessees in the Building, and to keep a high standard of cleaning and maintenance in the Leased Premises and surroundings thereof.

20.2.                              The Lessee undertakes not to conduct its business in the Public Areas and not to keep any goods and/or inventory and/or other chattel (hereinafter collectively: “Chattel”) in the Public Areas, however solely upon obtaining the prior and written approval of the Lessor and the Management Company. In any event in which Chattel belonging to the Lessee is found outside the Leased Premises as aforesaid, the Lessor or the Management Company shall be entitled to remove this Chattel from the premises at the expense of the Lessee, after delivery of a 48 hours’ written notice, and in the event the breach was not cured, and the Lessor or the Management Company shall not be held liable for the integrity or damages that were caused to the Lessee in connection therewith, if any.

20.3.                              The Lessee shall use the Leased Premises in strict compliance with all the procedures and the instructions set forth by the Management Company by virtue of its powers, as stated in Section 15 above including all sub-sections thereof.

20.4.                              The Lessee undertakes to avoid causing any damage or breakdown to the Leased Premises and/or any part thereof and/or nearby surroundings and/or to facilities and/or equipment installed in the Leased Premises including, and without derogating, during the Lessee’s Works and repair immediately and at its expense any damage caused to the Leased Premises and/or to the equipment and/or to facilities therein by the Lessee and/or by anyone acting on its behalf and/or by any of its visitors except for damage caused by reasonable use and reasonable wear provided that the repair is not required due to a negligent or malicious act or omission of the Lessor and/or the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Management Company, and in such circumstances as aforesaid the Lessor and/or the Management Company shall be responsible for the repair. The Lessee undertakes to keep the Leased Premises in good and operable condition during the entire Term of Lease. In case the Lessee fails to take action in 14 days as of the date it became aware of the occurrence of the damage and/or the breakdown, the Lessor and/or the Management Company shall be entitled, however not obligated, to enter the Leased Premises and perform the said actions instead of the Lessee and the provisions set forth in Section 28 of the Agreement shall apply, provided that the Lessor delivered written notice at least 7 days in advance and the Lessee failed to repair the damage and/or the breakdown.

For the avoidance of doubt, the Lessor shall not be responsible for repairing wear in the Leased Premises and/or systems thereof, except for damage and/or breakdown in the utilities of the Leased Premises — in respect of the electricity and water systems, the detectors and the sprinklers that reach the boundary of the Leased Premises and in respect of the air-conditioning system — also inside the Leased Premises. It is clarified that the Lessor shall be responsible for all the existing systems only until the boundary of the Leased Premises in the event of damage or breakdown that does not derive from works or modifications that were implemented by the Lessee. The Lessee shall be responsible for all the systems installed in the Leased Premises, except for the air-conditioning system in the Leased Premises for which the Lessor shall be responsible (except for damages and/or defects deriving from an act and/or omission of the Lessee and/or anyone acting on its behalf).

The Lessor and/or the Management Company shall be responsible for repairing the common systems of the Building, including wear thereof, provided that the repair was not required due to a negligent or malicious act or omission of the Lessee, and in such circumstances as aforesaid the Lessee shall be responsible for the repair, and the Management Company shall maintain these systems and shall repair them even if part of these systems is located in the Leased Premises and not in the Public Areas.

The Lessor undertakes that any repair imposed on the Lessor shall be performed at the earliest opportunity as of the date of receiving the demand of the Lessee to that effect.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

20.5.                              The Lessor and/or the Management Company shall be entitled to enter the Leased Premises from time to time, at reasonable times, after advance coordination with the Lessee, for the purpose of inspecting the performance of this Lease Agreement and/or for the purpose of performing works and repairs, whether for the Leased Premises and whether for other leased premises, on the condition that they will cause minimal disturbance to the Lessee and, in the event of repairs — after restoring the Leased Premises to their previous condition, in a reasonable manner and to the extent possible.

The Lessor and/or the Management Company shall deliver notice to the Lessee, to the extent possible, regarding their intention to enter the Leased Premises a reasonable time in advance, under the circumstances of the case.

20.6.                              The Lessee shall not attach and/or install signs or ads on the exterior walls of the Leased Premises or the Building and/or the windows of the Leased Premises however only after obtaining the prior and written approval of the Lessor. Notwithstanding the aforesaid, it is agreed that the Lessee shall be entitled to install signage bearing the name of the Lessee and signage inside the Area of the Leased Premises. The signage shall be installed on the edge of the roof of the Building after the Lessor approves its location as displayed in a simulation presented by the Lessee. Any exterior signage shall be installed by the Management Company in the designated locations in the Project.

20.7.                              Signage in the designated places in the Project and/or the Building shall be installed solely in accordance with the instructions set forth by the signage consultant of the Lessor and the instructions set forth by the Management Company. The Lessee shall incur its share in the signage expenses and/or in modifications and/or renovation and/or repairs in the signage during the Term of Lease. Without derogating from the said, the Lessee shall be entitled to place signage on the Building in accordance with and subject to the approval of the Lessor.

20.8.                              The Lessee and/or anyone acting on its behalf undertake to avoid parking and/or placing and/or allowing the loading and unloading of goods of any kind of any vehicle including a motor scooter, in the Public Areas of the Project, except for the designated loading and unloading areas and in accordance with the instructions set forth by the Management Company.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

20.9.                              The Lessee undertakes to observe the provisions set forth in the law, including the municipal bylaws relating to the prevention of noise, smoke, vibrations, waste and odor nuisance as a result of the operation of the Leased Premises. The Lessee shall incur any fine and all legal costs in case a suit is brought against the Lessee or in case the Lessee files suit against the Lessor and/or the Management Company by any entity, in respect of any act or omission that caused the said nuisances.

20.10.

20.10.1.1.                      To the extent that the Area of the Leased Premises also includes floor protected spaces (hereinafter: “Floor Protected Space”) the Lessee declares and affirms that it is aware and it understands that the Floor Protected Space is designated to serve as a floor protected space and/or as a shelter and that its use for any purpose other than a shelter during emergencies is prohibited however only upon obtaining the approval of the competent authority in accordance with the provisions set forth in any law and in accordance with the provisions set forth in the Civil Defense Rules 5711-1951.

The Lessee declares that it will not use the Floor Protected Space without obtaining all the licenses as required in accordance with the provisions set forth in any law including the Civil Defense Law 5711-1951.

The Lessee declares that it shall be exclusively responsible for obtaining all the licenses that are required in accordance with the provisions set forth in any law for the purpose of using the Floor Protected Space and the Lessee shall not raise any claims and/or demands and/or suits against the Lessor in case the Lessee fails to obtain the said licenses.

It is hereby clarified that the right of use of the Floor Protected Space is subject to the instructions set forth by the Home Front Command and the provisions set forth in any law. Without derogating from the generality of the aforesaid, the Lessee undertakes to maintain the Floor Protected Space and use it in accordance with the provisions set forth in any law, the instructions

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

set forth by the Home Front Command and the instructions set forth by the Management Company deriving from any law.

During emergencies the Lessee undertakes to vacate the Floor Protected Space immediately and make its available to the public. It is clarified that during the period in which the Floor Protected Space is delivered to the public, the Lessee shall not incur any payment relating to the Floor Protected Space as stated in this Agreement and in the Management Agreement, provided that the Floor Protected Space was made available to the public following issuance of an official order by a competent authority.

The Lessee shall be entitled to lock the Floor Protected Space at its discretion, provided that that in such circumstances as aforesaid the Lessee shall provide to the Management Company a key that will allow entry to the Floor Protected Space only during emergencies or for the purpose of conducting inspections, after advance coordination.

20.10.1.2.                      To the extent that there are floor protected spaces outside the Leased Premises, the Lessee declares that it is aware that the Lessor may, at its sole discretion, grant to third-parties rights therein and the Lessee shall raise no claim and/or suit against the Lessor in connection therewith.

21.                     Transfer of rights

21.1.                              The Lessee shall not transfer the Leased Premises or any part thereof to another and shall not deliver possession thereof or in any part thereof to another and shall not allow to another to use the Leased Premises or any part thereof, whether or not for consideration, and shall not charge, assign or mortgage any of its rights in accordance with this Agreement. Notwithstanding the said, it is agreed that the Lessee shall be entitled to transfer the Lease Agreement to a substitute lessee that will step in and take over the Lessee for the purpose of this Agreement and that will engage in this Agreement with the Lessor however solely after obtaining the prior and written approval of the Lessor and the Lessor shall withhold approval for reasonable considerations only. In addition, the parties agree that the Lessee shall be entitled to lease the Leased Premises in sublease to any other person or entity provided that the Lessee shall continue to be held liable towards

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

the Lessor for the Leased Premises in accordance with the provisions set forth in this Agreement.

21.2.                              The Lessor shall be entitled at any time to sell and/or charge and/or mortgage and/or transfer and/or assign its rights in accordance with this Agreement in whole or in part, and shall be entitled to perform all the said actions with respect to other parts in the Building, including lease thereof, without obtaining the approval of the Lessee and the Lessee shall not be entitled to object to the said, on the condition that the rights of the Lessee in accordance with this Agreement shall not be impaired thereby. The Lessee undertakes to cooperate and sign any document that is required, if any, by the Lessor for the purpose of approving and/or performing the said in this Section, including its approval to assign the rights of the Lessor in accordance with the provisions set forth in the Lease Agreement.

21.3.                              The Lessee confirms that it is aware that the rights in the Land on which the Building is built are mortgaged and charged in favor of the Bank or that the Lessor might mortgage and charge these rights in favor of the Bank as aforesaid and/or in favor of another bank and/or another financial institution at the absolute and sole discretion of the Lessor, provided that the rights of the Lessee in accordance with this Lease Agreement shall not be impaired thereby. The Lessor shall be entitled to give to the Lessee an irrevocable instruction to pay all sums and payments due to the Lessor from the Lessee in accordance with the provisions set forth in the Lease Agreement to the bank account as instructed by the Lessor to the Lessee and demand from the Lessee to sign any confirmation towards the Bank regarding receipt of such notice as aforesaid.

22.                     Reliefs and remedies

In case a party to this Agreement breached any of its provisions, the injured party shall be entitled to all the reliefs set forth in the Contracts Law (Remedies for Breach of Contract), 5731-1970 even in the event this Agreement grants a specific relief or remedy for the said breach, and without derogating from the provisions set forth in this Agreement or any law.

22.1.                              Without derogating from its right to damages for a higher rate or any other relief, in the event of a fundamental breach of this Agreement by the Lessee, the Lessor shall be entitled to pre-estimated liquidated damages in an amount equal to the Rent, the parking fees and the Management Fees in

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

addition to VAT, for one month, when the said amount is linked to the Basic Index and until the Index known at the time of payment, whether the Lessor decided to perform the Agreement and whether the Lessor decided to terminate this Agreement.

The parties declare that they consider the said sum as agreed and adequate compensation for the damage that the parties envision as the probable damage caused by a fundamental breach of this Agreement by the Lessee.

22.2.                              Breach of any of the provisions set forth hereunder of this Agreement shall be deemed as a fundamental breach of this Agreement:

22.2.1.1.                             Breach of any of the provisions set forth in Sections 4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 of this Agreement including all sub-sections thereof.

22.2.1.2.                             Default in any payment the Lessee is obligated to pay in accordance with this Agreement for a period greater than seven (7) days.

22.3.                              In any event in which the Lessee ceases the use of the Leased Premises or the Lease Agreement for any reason, the Lessee shall be obligated to pay all payments applicable to the Lessee by virtue of this Agreement until expiration of the Term of Lease.

22.4.                              The Lessor shall be entitled, however not obligated, to terminate this Agreement, notwithstanding any provision in the Agreement regarding the Term of Lease, and demand from the Lessee to vacate forthwith the Leased Premises upon delivery of a ten (10) days’ prior and written notice (hereinafter: “Termination Notice”) and return possession in the Leased Premises to the Lessor as stated in this Section 22 and in Section 23 of this Agreement upon the occurrence of any of the following events:

22.4.1.1.                             The Lessee committed a fundamental breach of this Agreement or any of its fundamental provisions and failed to cure the breach in 14 days as of the date of receiving written notice from the Lessor demanding to cure the breach.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

22.4.1.2.                             The Lessee breached this Agreement and the breach is immaterial and failed to cure the breach in 30 days as of the date the Lessee received written notice from the Lessor demanding to cure the breach.

22.4.1.3.                             A motion was filed with the competent court for the liquidation of the Lessee, for the appointment of a trustee, liquidator, temporary liquidator, a receiver for a material part of its assets and/or the imposition of an attachment on material part of its assets and an order was issued in accordance with this motion or the motion was not dismissed or canceled in 90 days as of the date of filing thereof with the court and/or in case the Lessee filed an application for its liquidation or its declaration as bankrupt and/or for conducting a composition with creditors.

22.4.1.4.                             The guarantees and/or the other securities that were provided in accordance with the provisions set forth in Section 24, in whole or in part, for the purpose of performing this Agreement, to the extent provided, expired, were canceled or were declared as null and void by the competent court for any reason.

22.5.                              In the event a Termination Notice was delivered, the provisions set forth in Sections 22-23 hereunder shall apply and the following provisions shall take effect:

22.5.1.1.                             The Lessee shall be responsible for returning to the Lessor and the Management Company, immediately upon receiving a peremptory judgment, all expenses, damages and losses that were caused to the Lessor and the Management Company due to the breach of the Agreement by the Lessee, as ruled in the judgment.

22.5.1.2.                             The Lessee shall not be entitled to object in any manner and/or try and delay and/or prevent an engagement between the Lessor and any other Lessee and/or try and prevent or delay the lease of the Leased Premises or a part thereof to another substitute lessee. The aforesaid provisions shall apply both with respect to the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

relationship between the Lessor and the Lessee and with respect to the relationship between the Lessee and the substitute lessee and shall be deemed, inter alia, as contractual provisions made in favor of a third-party.

22.6.                              Any default in payment by any party, beyond the period specified in since 22.1.1.2, shall incur interest at the maximum rate permissible by law at the time, and in case there is no limitation by law on the interest rate, interest in arrears at the maximum rate as instructed by the Bank for overdraft at the time for the period of default, without derogating from the right of the entitled party to compensation at a higher rate or any other relief.

23.                     Vacating the Leased Premises

23.1.                              The Lessee undertakes to vacate the Leased Premises upon expiration of the Term of Lease or upon shortening thereof or following the termination or the expiration of this Lease Agreement, whichever is earlier and as the case may be, and return the Leased Premises to the sole possession of the Lessor when the Leased Premises include all the additions and/or works and/or improvements attached thereto that were performed by the Lessee and/or the Lessor in the Leased Premises, for no consideration, and subject to reasonable wear, however in any event when the Leased Premises are in good and operable condition. Notwithstanding the said, it is agreed that the Lessee shall not be obligated to leave in the Leased Premises electrical cabinets that will be installed by the Lessee in the ground floor, provided that the removal of the said electrical cabinets from the Leased Premises shall not cause any damage or breakdown and the Lessee shall perform any repair that is necessary after their removal so that the Leased Premises shall be returned when they are in good and operable condition.

Subject to the provisions set forth above, the Lessee shall return the Leased Premises when the Leased Premises are free from any person and article and at the expense of the Lessee.

23.2.                              In 30 days as of the date of vacating the Leased Premises for any reason, the Lessee shall furnish to the Lessor the approvals from any municipal and/or governmental and/or other authority and/or from any entity that the Lessee undertook in this Agreement to make direct payments to, and evidencing that the Lessee made all payments relating to the Term of Lease, and that the Lessee has no debt or obligation towards any of the said entities.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

For the avoidance of doubt, in case the Lessee fails to furnish all the approvals as aforesaid on time, the Lessee shall be deemed for the purpose of this Agreement as if it did not make the said payments and the Lessor shall have all rights in connection therewith, including the right to enforce the securities that were provided to the Lessor for the purpose of assuring the fulfillment of the undertakings of the Lessee or any part thereof.

23.3.                              The Lessee shall pay to the Lessor pre-estimated liquidated damages in an amount equal to the Rent due to the Lessor in respect of the last month of lease divided by 15 and subject to the provisions set forth regarding Linkage as stated in this Agreement, for each day of delay in vacating the Leased Premises. In case the delay in vacating the Leased Premises was greater than 30 days, the Lessee shall pay to the Lessor pre-estimated liquidated damages in an amount equal to the Rent due to the Lessor for the last month of lease as aforesaid, divided by 10, for each day of delay in vacating the Leased Premises.

23.4.                              The parties declare that the said amount constitutes adequate and agreed compensation for the damage that the parties envision as a probable outcome of a delay in vacating the Leased Premises as aforesaid, without derogating from the right of the Lessor to seek any other relief and/or compensation for a higher rate, including compensation imposed on the Lessor, if any, towards any substitute lessee.

23.5.                              For the avoidance of doubt, and without derogating from the aforesaid, the Lessee shall be obligated the pay any payment of the Rent and the Management Fees in respect of the period of the delay in vacating the Leased Premises, including and in particular the payments for which the Lessee is obligated to furnish approvals as stated in Section 23 above.

24.                     Securities

24.1.                              As a security for the fulfillment of all its undertakings in accordance with this Lease Agreement and the Management Agreement, no later than the date of signing this Agreement the Lessee shall furnish to the Lessor an unconditional, assignable bank guarantee, made in favor of the Lessor, payable in installments and duly stamped, at the expense of the Lessee, in the form hereby enclosed as Appendix H of this Agreement and that shall be in effect for one year and the said guarantee shall be extended each time

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

in such manner that out shall apply during the entire Term of Lease, as stated in Section 24.3 hereunder, and up to 60 days after expiration of the Term of Lease and for the amount specified in Appendix F and in accordance with  the Linkage terms as stated in Appendix F, in the amount of the Rent and the Management Fees for 3 (three) months of lease (hereinafter: “the Bank Guarantee” or “the Securities”).

24.2.                              The Lessee shall incur all costs in connection with the Bank Guarantee, if and to the extent that there are any. The Lessor shall be entitled, at its sole discretion, and after delivery of a 14 days’ prior and written notice as a minimum, and in the event the breach was not cured during this period, to enforce the Bank Guarantee, in any event of breach of this Lease Agreement by the Management Company or in any event in which any sums are due to the Lessor and/or the Management Company from the Lessee and these sums were not paid on time.

24.3.                              In 60 days after expiration of the Term of Lease or the Additional Term(s) of Lease, as the case may be, the Securities shall be returned to the Lessee, provided that the Lessee fulfilled all its material undertakings in accordance with the provisions set forth in this Agreement.

24.4.                              For the avoidance of doubt, the delivery of the Securities and/or enforcement thereof by the Lessor and/or the Management Company shall not derogate from the right of the Lessor and/or the Management Company to collect any sum due from the Lessee in any other manner or release the Lessee from any of its obligations in accordance with this Agreement or the Management Agreement, or limit the amount of the compensation and/or the damages that the Lessor and/or the Management Company are entitled to collect from the Lessee.

24.5.                              In the event the Securities were enforced, the Lessee undertakes to make good immediately the amount of the Securities in such manner that the said amount shall be equal to their amount prior to their enforcement.

25.                     Non-applicability of tenancy protection laws

The parties agree that the provisions set forth in the Tenant Protection Law [Consolidated Version] 5732-1972 and other tenancy protection laws including all regulations and orders promulgated thereunder (hereinafter: “the Law”) shall not apply to the Leased Premises and/or to Lease Agreement and that any law that grants

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

to the Lessee the status of a protected tenant or that entitles the Lessee not to vacate the Leased Premises upon the occurrence of the events and at the times in which the Lessee is obligated to vacate the Leased Premises in accordance with this Agreement.

The parties declare expressly and confirm that the Leased Premises are located in a building whose construction was completed/will be completed after 20/8/1968 and that this lease is made on the express condition that the Law shall not apply to the lease. The Lessee declares that it did not pay and will not pay to the Lessor any key money or any other consideration other than the Rent and/or Management Fees in connection with this Agreement and that the Lessee or anyone acting on its behalf, including any member thereof and/or shareholders therein, shall not be a protected tenant in the Leased Premises in accordance with the provisions set forth in any law and the Lessee shall be precluded from raising any suits or claims in connection with its status as a protected tenant or argue that it has more rights in the Leased Premises than the rights granted to the Lessee expressly in this Agreement.

The Lessee declares that all the investments it will make in the Leased Premises shall be made solely for its own purposes and the Lessee shall be precluded from arguing the these investments constitute key money or a substitute for key money or payment made in accordance with the provisions set forth in Section 82 of the Law or any payment that grants the Lessee any rights in the Leased Premises and the Lessee shall be precluded from demanding from the Lessor any participation or reimbursement, in whole or in part, in respect of the said investments and the provisions set forth in Section 21 above shall take effect.

26.                     Crediting of payments and lack of right of setoff

26.1.                              In any event in which the Lessee owes a number of payments in accordance with this Agreement, the Lessor shall be entitled to determine, at the time of making payment, and at its sole discretion, the order of allocation of the different payments. As long as the Lessor does not notify the Lessee otherwise, the payment shall be allocated first to the Rent, followed by parking fees, followed by Management Fees, followed by electricity, and finally for the other expenses seriatim.

26.2.                              For the avoidance of doubt, the Lessee shall not be entitled to offset from the Lessee’s Payments any sums that are due to the Lessee from the Lessor and/or the Management Company, if any.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

26.3.                              The Lessee declares that it is aware that Section 26 is a fundamental section in the Agreement and that its breach shall be deemed as a fundamental breach of this Agreement.

27.                     Force majeure

The Lessee declares and undertakes that the Lessor shall not be deemed to have breached this Agreement or shall not be deemed to have failed to perform any of its conditions and the Lessee shall not be entitled to obtain any relief vis-à-vis the Lessor, if the reason for the breach of the Agreement or failure to fulfill the condition derived from circumstances over which the Lessor has no control, including due to fire, explosion, a natural disaster, a strike of an authority whose action is necessary and relevant for the purpose of this matter, war, terrorist activities, or stop-work orders issued by the authorities provided that such orders as aforesaid were not issued due to the negligence of the Lessor or the breach of the provisions set forth in the law by the Lessor.

28.                     Performance of undertakings instead of another party

Whenever the Lessee is obligated to perform any action or work or make any payment in accordance with this Agreement or make any payment and the Lessee failed to perform the said action or work or payment until the date set for this purpose in the Agreement or in accordance with the provisions set forth in any law, and in the absence of such a date as aforesaid — until the date designated for that purpose in a written demand the Lessee receives from the Lessor — the Lessor and/or the Management Company shall be entitled, however not obligated, to perform the said action or work or payment instead of the Lessee and at its expense, whether by themselves and whether by others.

In such circumstances as aforesaid the Lessee shall be obligated to pay to the Lessor, immediately upon receiving its demand, all the sums or losses or damages that the Lessor or the Management Company paid or incurred in connection with the performance of the action or the work or the said payment, with the addition of 15% of the said sums for general expenses and with the addition of VAT and Linkage Differentials to the Index and the interest specified in Section 22.6 above, as of the date in which the Lessor and/or the Management Company incurred the said expense and until the date the Lessee returned the full amount.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

29.                     Miscellaneous

29.1.                              This Agreement including Appendixes thereof express the entire, full and exclusive relationship, rights and obligations between the Lessor and the Lessee.

29.2.                              Upon signing this Agreement that constitutes the entire and full agreement between the parties, any contract and/or memorandum of understanding and/or agreement and/or declaration and/or prospectus and/or assurance and/or publication that were made, if any, by the Lessor or its representatives or anyone acting on its behalf are hereby null and void and the Lessor shall not be bound by any thereof.

29.3.                              The parties hereby declare that they sign this Agreement after conducting all necessary inquiries and inspections and that no party relied on any information unless the information stated expressly in this Agreement.

29.4.                              The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Agreement.

29.5.                              None of the provisions and terms set forth in this Agreement including Appendixes thereof shall detract from any other term or provision set forth in this Agreement however shall add thereto.

29.6.                              Any modification and/or waiver and/or deviation from the provisions set forth in this Agreement shall be null and void unless executed in writing and signed by the parties.

29.7.                              The consent of one of the parties to deviate from the provisions set forth in this Agreement in particular circumstances shall not constitute precedent and no similar conclusions shall be drawn with respect to other circumstances. In case a party to this Agreement did not exercise a right granted to it in accordance with this Agreement in particular circumstances, this shall not be deemed as waiver of the said right in these circumstances and/or in any other similar or different circumstances and no conclusion regarding the waiver of that party shall be drawn therefrom. No similar conclusions shall be drawn from a waiver made in particular circumstances with respect to other circumstances.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

29.8.                              This Agreement shall not give rise to a relationship of partnership and/or agency between the parties and shall not grant rights to any third-party that is not specified in the Agreement and this Agreement shall not derogate or affect any obligation or undertaking of any third-party.

29.9.                              For the avoidance of doubt, it is clarified that the rights that are granted to the Lessee in accordance with this Agreement, to the extent that such rights are granted to the Lessee, are granted to the Lessee solely with respect to the Leased Premises and the Lessee does not and will not have any rights in connection with existing or additional construction rights and/or existing and/or additional construction areas that will be approved and built by the Lessor or by any third-party and/or in connection with any use in any part of the Building, whether existing and whether constructed in the future that is not part of the Area of the Leased Premises, including roofs, passageways and the like. The Lessee approves in advance any action and/or use as aforesaid and shall not be entitled to object in any manner to any thereof.

For the avoidance of doubt, it is further clarified that the Lessee shall not be entitled to at any time to register a caveat and/or any other property right and/or contractual right by virtue of its rights in accordance with this Agreement in any register.

29.10.                       The parties shall incur stamp duty in connection with this Agreement, to the extent applicable.

29.11.                       The addresses of the parties for the purpose of this Agreement are as stated in the preamble to this Agreement and any notice delivered by one party to the other in registered mail according to the addresses specified above shall be deemed to have reached its recipient in 72 hours from the time of its delivery from the post office, and if delivered in person — at the time of its delivery, unless a party notified the other party regarding change of address.

For the purpose of this matter the Leased Premises shall also be deemed as the address for delivery of notices to the Lessee.

29.12.                       The parties submit to the jurisdiction of the competent courts in the city of Tel Aviv as having sole and exclusive jurisdiction in anything relating to and arising out of this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands And Seal On The Day, Month And Year First Hereinabove Written:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

By the Messrs.	By the Messrs.

I, the undersigned,                          Adv. of                        St., hereby confirm that the Messrs.                               (ID. No.                     ) and                     (ID. No.                  ), who are entitled to sign in the name of the Lessee on this Agreement, in such manner that their joint signature binds the Lessee for all intents and purposes, appeared before me and signed this Agreement.

And in witness hereof I am hereby undersigned:

, Adv.

On the            day in the month of                   in the year

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

מקרא דלתות
ד-1-דלת נגרות פנדור עפ"י רשימה
ד-1א-דלת נגרות פנדור עפ"י רשימה עם מחזיר שמן

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix C — Electricity

1.                            Electricity

1.1.                                     Definitions

In this section:                                  “The Engineer” — electrical engineer or a certified electrician who are responsible for the electricity system in the Project on behalf of the Lessor.

“Electricity Services” — the supply of electricity, including operation, maintenance, and insurance of electrical facilities and control systems that will be installed in the Project and in the Leased Premises by the Lessee.

1.2.                                     General:

1.2.1.                           The Lessee declares that it is aware that the Lessor is the right holder vis-à-vis IEC and any other entity in anything related to the electricity utilities provided to the Project and that the said rights are the exclusive property of the Lessor. The right granted to the Lessee in accordance with this Agreement is a temporary right of use for the Term of Lease and subject to any other condition and provision set forth in this Agreement.

1.3.                                     Supply in bulk

The Lessee declares that it is aware that the Lessor engaged with IEC in an agreement for the supply of electricity in bulk (hereinafter: “Electricity Supply Agreement”) in accordance with the customary rules in IEC and it undertakes and declares that:

1.3.1.                           The Lessee shall not be entitled to request direct and/or separate supply of electricity from IEC and/or from any other entity except for the Lessor and shall not be entitled to request from Israel Electric Corp. to install a separate meter for the Lessee or to make direct payment to IEC.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

1.3.2.                           The Lessee hereby waives any claim and/or suit on any grounds against IEC in respect of failure to supply electricity and/or disruption in the electricity supply. The Lessee undertakes to indemnify IEC for any expense and damage caused to IEC as a result of a suit due to failure to supply electricity and/or disruptions in its supply when the said suit is filed against IEC by an invitee and/or an authorized person on behalf of the Lessee.

1.3.3.                           Without derogating from the aforesaid, in case the Lessee installs any electronic or electrical equipment, the Lessee shall not be entitled to raise any claims and suits against the IEC due to the termination of electricity supply and/or disruptions in its supply.

1.3.4.                           The Lessee shall not be entitled to produce, supply and/or sell electricity and/or provide any electricity services to anyone acting on its behalf and/or to any third party whether or not for consideration and whether directly or indirectly.

2.                            The Lessee is aware that IEC is entitled to amend the electricity contract and it agrees in advance to any amendment made in the terms set forth in this contract as a result of a demand for alterations made by the electricity supplier.

3.                            Electricity supply

3.1.                                     The supply of electricity to the Leased Premises shall be made in the capacity specified in Appendix B1 of the Agreement, in alternating current in a frequency of 50 cycles per second, 230V between phase to zero and 400V between one phase to the other. Supply will be single phase or three phase including safety with semi-automatic circuit breakers that are designated for the nominal current of the Leased Premises. The Lessee is prohibited from replacing the said circuit breakers without obtaining the approval of the Management Company.

3.1.1.                           The Lessee is prohibited from extending and/or altering and/or making any additions to the electrical facilities provided to the Leased Premises and the Lessor shall be entitled to disconnect and/or remove immediately any extension, alteration, addition and the like that were implemented without obtaining the approval of the Lessor, at the expense of the Lessee, and without derogating

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

from the liability of the Lessee for any damage caused to the electricity supply facilities as a result of such work as aforesaid.

3.1.2.                           In case the Lessee is interested to receive electricity in addition to the amount of electricity supplied to the Leased Premises in accordance with provisions set forth above, the Lessor shall inquire the possibility to increase the electricity supply to the Leased Premises according to the electricity capacity in the Project and shall be entitled to reject or accept the said request at its absolute and sole discretion. It is agreed that the electricity supply to the laboratory area in the Leased Premises shall not fall below 63 ampere.

The Lessee hereby declares that it is aware that the Lessor is not obligated to supply electricity beyond the amounts specified in the Technical Specification of the Leased Premises and shall raise no claims or suits towards the Lessor in case the Lessor rejects its request.

The Lessee shall incur payment for an additional electricity connection as stated above in 7 days as of the date of receiving the demand of the Lessor. The Lessee shall be solely responsible for the installation of any wiring or additional systems that require the addition of electrical capacity as aforesaid and these shall be performed solely at the expense and under the responsibility of the Lessee.

4.                            Prior to the Lease Commencement Date and after completion of the Lessee’s Works, the Lessor undertakes to conduct an inspection of the electrical facilities by a certified electrical engineer that will grant his approval regarding the connection of the Leased Premises to the electricity services prior to and as a condition for connecting the Leased Premises to the network supplying electricity in bulk. The Lessee is required to deliver to the Lessor the certificate of a certified electrical inspector for the electrical connections in the laboratory in the ground floor and the Lessee undertakes to conduct an inspection of the electrical facilities once a year by a certified electrical engineer on its behalf, that will approve the electrical connections in the Leased Premises prior to and as a condition for the connection of the Leased Premises to the network of electricity in bulk.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

5.                            Safety

5.1.                                     The Lessor and/or the Engineer and/or anyone acting on their behalf shall be entitled to visit the Leased Premises at any reasonable time without delivery of advance notice and inspect any electrical facilities installed in the Leased Premises in order to inspect its safety and compliance with the customary safety standards.

5.2.                                     In case the Engineer is of the opinion that any electrical facility that was installed in the Leased Premises by the Lessee might cause damage to the general electricity supply system in the Project and/or that it may constitute a safety nuisance and obstacle and/or fails to meet customary safety standards and/or the load it imposes on the electricity system might disrupt the system — the Engineer shall be entitled to demand the repair and/or replacement and/or modification of the facility and the Lessee undertakes to take all measures that are required for the purpose of meeting the demands of the Engineer in 14 days.

5.3.                                     The Lessee shall be held liable for any damage caused to electrical equipment and/or electrical facilities in the Leased Premises and/or in the electricity system located outside the Leased Premises as a result of the operation of a defective electrical facility, as specified above.

6.                            Maintenance of electrical facilities

6.1.                                     The Lessor will grant access to authorized employees on behalf of the Lessor at any reasonable time and upon advance coordination, to any electrical facility in the Leased Premises for the purpose of testing, inspecting, installing, repairing and replacing defective parts, including the removal, dismantling, assembly and other works that the Lessor deems necessary in the electrical facilities that supply electricity services to the Leased Premises. The Lessee shall assure to remove and/or move any facility that may disrupt the implementation of such works as specified above.

6.2.                                     For the purpose of performing the said works the Lessor shall be entitled to disconnect temporarily the electricity supply to the Leased Premises, following advance coordination with the Lessee, and for the required period of time, and provided that the period of time in which the electricity supply

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

to the Leased Premises is disconnected is reasonable, taking into account the type of work implemented in the Leased Premises.

7.                            Electrical facilities

7.1.                                     Any device, accessory and any other piece of equipment that are connected to the electricity supply system (hereinafter: “Electrical Facilities”) are the exclusive property of the Lessor.

7.2.                                     The Lessee shall be prohibited from performing any work of any kind in the Electrical Facilities without obtaining the prior and written approval of the Lessor to perform such works as aforesaid not by the Lessor and/or anyone acting on its behalf.

8.                            Limitation of liability of the Lessor in the event of power outage or failures in its supply

The Lessor shall be entitled to discontinue or restrict the supply of electricity to the Leased Premises and to other places in the Project upon the occurrence of the following events:

8.1.                                     In any event of power outage or limited power supply deriving from an internal malfunction and/or an external malfunction in the main electricity services system in the Project, such as national or regional power outages deriving from the systems of IEC or in the internal electricity system of the Project (hereinafter: “Power Outage”).

8.2.                                     In any event of danger to the body or property and/or in any other event in which the Engineer instructs that it is necessary to have such Power Outage.

8.3.                                     In any event in which it is possible to notify the Lessee regarding a predictable Power Outage the electricity supply to the Lessee shall not be terminated before the Lessor and/or the Management Company deliver written notice to the Lessee a reasonable time in advance in connection therewith.

8.4.                                     The Lessor shall not be held liable and shall not incur any damage, whether directly or indirectly, caused to the Lessee due to the Power Outage in the circumstances specified above and/or in any other circumstances over which the Lessor have no control.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

9.                            Unforeseen changes

If as a result of a law, regulation, order, decision, standard or action prescribed by a competent authority it is necessary, at the discretion of the Lessor, to perform any modifications in the electricity supply system to the Leased Premises, the Lessor shall perform the said modifications on the condition the Lessor delivered to the Lessee a prior and written notice to the Lessee a reasonable time in advance.

10.                     In the event of a fundamental breach of this Agreement, including and in particular in the event the Lessee failed to pay the Rent or the Management Fees due from the Lessee, the Lessor shall be entitled to disconnect the electricity supply to the Leased Premises after delivery of 7 days’ prior and written notice to the Lessee. In the event of a power outage as aforesaid, the Lessee shall solely incur all costs, damages and losses in respect of the said power outage.

11.                     Termination of supply in bulk

Notwithstanding the aforesaid, after obtaining the approval of IEC the Lessor and/or the Management Company shall be entitled to instruct the Lessee to connect to the power network and the electricity supply that are provided by IEC on the condition that they deliver prior and written notice to the Lessee in connection therewith and in such circumstances as aforesaid the provisions and rules set forth by the IEC shall apply in connection with the engagement and the supply of electricity to the Lessee. The Lessee shall solely incur all expenses in connection with the engagement with IEC as aforesaid and following the connection of the Leased Premises to the electricity network of IEC.

12.                     Payment for electricity services

12.1.                              The Lessor shall install at its expense and under its responsibility a secondary electricity meter and a secondary water meter in the Leased Premises (the electricity meter installed by the Lessor shall operate according to time of use metering).

12.2.                              Once a month, and no later than the 14th of each month, the Lessor shall submit to the Lessee a bill for the electricity and water consumption in the Leased Premises according to the readings of the said electricity and water meters. The rate charged from the Lessee in respect of the consumption of electricity in the Leased Premises according to the reading of the said meter

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

shall be the customary rate from time to time charged by IEC for consumption of electricity according to time of use meeting for low voltage.

12.3.                              The Lessee undertakes to pay to the Lessor in respect of electricity consumption during the Term of Lease according to the bills delivered by the Lessor and according to low voltage, time of use metering method. The Lessee confirms and agrees that the Lessor shall be entitled to disconnect the electricity supply to the Leased Premises both due to failure to pay the debt in respect of the supply of electricity and in respect of any fundamental breach of this Agreement, on the condition the Lessor delivers to the Lessee a 7 days’ prior and written notice in connection therewith. The Lessee declares that it is aware that the payments in respect of the consumption of electricity shall be made in addition to and not instead of other payments in accordance with this Agreement.

13.                     The Lessee declares that it is aware that there is a private substation that is active in the Project and all auxiliary facilities and/or all facilities that are related to the said substation and the Lessee waives any claim and/or suit, including claims regarding noises and/or nuisances against the Lessor and against IEC regarding the said substation and its operation in the project.

14.                     The Lessor shall not be held liable and shall not incur any damage, whether direct or indirect damage, caused to the Lessee in respect of the said in this Appendix C or in any other circumstances over which the Lessor has no control.

15.                     It is clarified that anywhere in this Appendix that the term “Lessor” is used this shall also mean the Lessor and/or the Management Company.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix D

Management Agreement

Made and executed in Tel Aviv on the     day of            , 2017

Between

Ogen Yielding Real Estate Ltd.

Of 3 Har Sinai St., Tel Aviv

(Hereinafter: “the Management Company”)

The first party;

And between:

PolyPid Ltd.

Company No. 514105923

Whose address for the purpose of this Agreement is:

(Hereinafter: “the Lessee”)

(After delivery of possession the address of the Lessee shall also be in the Leased Premises, within their meaning hereunder)

The second party;

Whereas:	The Lessee signed a Lease Agreement with the Lessor with respect to the Leased Premises, within the meaning of these terms hereunder;

And whereas:	The Lessee undertook to sign this Management Agreement following its signature and as stated in the Lease Agreement, within its meaning hereunder;

And whereas:	The Lessor, within its meaning hereunder, appointed the Management Agreement, to manage and operate the Building and to perform the services, within their meaning hereunder;

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

And whereas:	The Building will include offices, commercial areas and parking lots that require central management and standard rules of conduct;

And whereas:

The Lessee agrees that the exclusive management and performance of the services shall be provided by the Management Agreement in accordance with the provisions set forth and for the consideration specified hereunder and in accordance with the provisions set forth in this Agreement;

And whereas:	This Agreement clarifies the mutual obligations between the parties regarding the management and performance of the Services in the Building;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.                            Preamble, definitions and interpretation

1.1.                                     The preamble hereto shall be deemed an integral part of this Agreement.

1.2.                                     As used in this Agreement, the following terms shall have the respective meanings set forth beside them below:

“The Building”	–	Within its meaning in the Lease Agreement.

“The Lease Agreement”	–	The Unprotected Lease Agreement signed between the Lessor and the Lessee on 27.3.14 with respect to the Leased Premises, within their meaning hereunder.

“The Lessor”	–	Within its meaning in the Lease Agreement.

“The Leased Premises”	–	Within their meaning in the Lease Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

“Area of the Leased Premises”	–	Within its meaning in Appendix F of the Lease Agreement.

“The Units” or “Leased Areas”	–

All parts of the Building and/or areas therein that will be leased and/or made available to and/or for the use and/or that will be delivered by the Lessor to different possessors for different purposes and goals at the discretion of the Lessor, except for the Public Areas.

“The Parking Lot”	–	Areas designated for parking in two floors and areas designated for parking in the ground floor on the Land.

“Public Areas”	–

Unless otherwise stated — all areas in the Building, including all structures, additions and modifications added thereto from time to time, and a colonnade, roofs, basements, passageways, entries and exits, service rooms and areas and/or service corridors, toilets, technical areas such a power rooms, air conditioning and systems, loading and unloading areas, elevators, stairs and any other area in the Building designated for the use or that is actually used by the public and/or a number of lessees and protected spaces, unless the said areas designated for lease and/or sale and/or operation as a parking lot.

The Lessor and/or the Management Company shall be entitled to add to the Public Areas or exclude therefrom any part of the Building, the passageways, the corridors, entries and any other area that is not part of the Units and in particular the roofs and attach the said areas to specific Units and deliver to the use of any entity all or part of the said areas, without exception, from the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

common property, provided that the reasonable use of the Leased Premises by the Lessee in accordance with the Purpose of Lease including access to the Leased Premises shall not be impaired thereby.

“Lessor’s Engineer”	–

An engineer or an architect that will be appointed by the Lessor from time to time for the purpose of filling the functions and exercising the authorities granted to him in accordance with this Agreement.

“The Services”	–	The services provided by the Management Company as stated in Section 3.1 hereunder, in whole or in part, at the discretion of the Lessor.

“Special Services”	–

Additional services, even if not customary in office buildings such as the Building such as: cleaning and maintenance of the Units themselves or any system therein, installation of facilities and/or air-conditioning systems in leased areas and/or for these areas, renovations, courier services and the like at the sole discretion of the Management Company. It is clarified that the Management Company shall be entitled to convert part of the Special Services and turn them into standard services at its sole discretion, if the said Special Services are provided to the majority of the lessees in the Building.

“Effective Date”	–	The Lease Commencement Date, as stated in the Lease Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

“The Lessee” or “the Tenant” or “the Possessor”	–	The Lessee and anyone that is from time to time the possessor and/or the user of the Leased Premises — jointly and severally.

“The Management Company”	–

Including its representative, agent or any legal entity coming in its place as instructed by the Management Company from time to time, at its sole discretion, and as long as the Management Company is not appointed or as long as the Management Company did not start the management and maintenance of the Building or in the event the said appointment was terminated as aforesaid, the Lessor shall serve as the Management Company.

“The Expenses”	–

All expenses (in gross values) associated with the management and performance of the Services, excluding special services, including management expenses, collection, overhead and funding associated with the operation of the Management Company, including taxes, depreciation fund for the purpose of replacing and retrofitting equipment and systems that serve the Lessees in the Building or their majority.

“Management Fees”	–	The Management Company shall be entitled to Management Fees as stated in Appendix F of the Lease Agreement.

“Hours of Activity in the Building”	–	Within their meaning in the Lease Agreement.

“Hours of Activity in the Parking Lot”	–	The Parking Lot operates 24 hours a day all days of the week subject to the procedures set forth by the Lessor and/or the Management Company that shall be

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

entitled to change the said hours of activity from time to time.

“Irregular Hours of Activity”	–	Within their meaning in the Lease Agreement.

1.3.                                     All other terms as defined in this Agreement shall have the meaning assigned to them in the Lease Agreement and the definitions assigned in the Lease Agreement shall be deemed to be incorporated in this Agreement unless another interpretation or definition were assigned to them for the purpose of this Agreement.

1.4.                                     This Agreement constitutes an appendix of the Lease Agreement and shall add to the Lease Agreement however shall not derogate therefrom.

1.5.                                     It is hereby clarified that at the sole discretion of the Lessor, the Lessor, within its meaning in the Lease Agreement, or anyone acting on its behalf, and the Management Company within its meaning in this Agreement, or any other competent entity that obtained the approval of the Lessor, may sign this Agreement in the name of the Management Company.

1.6.                                     Anywhere in the Lease Agreement that grants a right to the Management Company, the said right shall be deemed as the right of the Management Company in accordance with this Agreement.

1.7.                                     The headings of the sections will serve for the purpose of orientation and convenience only, and will not serve for the purpose of interpreting the Agreement.

2.                            The management

2.1.                                     The Management Company undertakes and warrants to manage and perform the Services in proper level and standard and the Lessee agrees to the said and consents to the exclusive management and performance of the Services. The Lessee waives any right to manage the Building, including by a tenants’ association and it grants all authorities granted to such a representation to the Management Company and undertakes to act in accordance with the provisions set forth in this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

2.2.                                     The management period in accordance with this Agreement shall commence on the Effective Date.

3.                            The Management Fees

3.1.                                     The Management Company shall be entitled to the Management Fees as stated in Appendix F of the Lease Agreement and therefore the provisions set forth in this Management Agreement relating to the estimate of the costs of the management expenses and/or the manner of their collection shall not apply thereto.

3.2.                                     Notwithstanding the said, it is agreed that during the Second Term of Lease (within its meaning in Appendix F) the Lessor and/or the Management Company shall be entitled to change the amount of the Management Fees in such manner that the Management Fees shall be at a rate of 15% (fifteen percent) of the expenses that shall be added to all the expenses associated with the management and performance of the Services in the Building. In addition, the Management Fees in the Parking Lot, to the extent that the Parking Lot constitutes part of the Leased Premises, shall be at a rate of 15% (fifteen percent) of the expenses that shall be added to all the expenses associated with the management and maintenance of the Parking Lot. In case the Management Fees were changed as aforesaid, the provisions set forth in this Appendix shall take effect, mutatis mutandis, including with respect to the calculation of the Management Fees expenses, the obligation of the Management Company to keep proper records regarding the estimate of the management expenses in the complex and the manner of distribution of the expenses among all the lessees in the complex.

3.3.                                     Notwithstanding the said anywhere else in this Agreement, it is agreed that in the event the Lessor changes the Management Fees in such manner that the Management Fees are at a rate of 15% (fifteen percent) of the expenses that shall be added to all the expenses associated with the management and performance of the Services (as stated above), in such circumstances the amount of the said Management Fees might change during the Term of Lease, and the Lessee shall raise no claim and/or demand and/or suit in connection therewith against the Lessor and/or the Management Company, provided that the Management Fees that the Lessee is obligated to pay shall not be greater than 5% a year compared to the fixed Management Fees (in accordance with the provisions set forth in Appendix F) that were paid in the previous month prior to the change of the Management Fees as stated in

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Section 3.2 above, except for circumstances of increase of the minimum wages in the market and/or the electricity costs and/or linkage differentials to the Basic Index, and in such circumstances as aforesaid the Lessor shall be entitled to increase the Management Fees that the Lessee will actually pay accordingly and without the limitation specified above.

3.4.                                     The Lessee declares and warrants that it shall raise no claims and/or demands and/or suits against the Lessor and/or the Management Company in connection with the change of the Management Fees as stated in this Section.

4.                            Functions and responsibilities of the Management Company

4.1.                                     Functions of the Management Company

The functions of the Management Company as part of the performance of the Services in accordance with this Agreement shall be as follows, inter alia:

4.1.1.                           Management, operation, repair, guarding, preservation, renovation (including general renovation), landscaping, improvement (including upgrade), maintenance, inspection, retrofitting, whitewashing, painting, waterproofing, tarring, cleaning, waste disposal, fumigation, inspection, lighting, touring, and control of persons entering and exiting the Building, dwelling and systems insurances, including insurance for the Public Areas and equipment, systems, facilities and areas in the Building and in the Parking Lot that serve and/or are used by part or all of the Units in the Building and/or the lessees in the Building, or a part thereof, and that are not owned and/or leased and/or under the responsibility of any lessee including: generators, electrical equipment, PA system, TV, intercom, electricity systems, lighting, communication systems, plumbing systems, sewage system, drainage systems, waste disposal and trash disposal systems, gas systems and containers, elevators and the like.

4.1.2.                           Gardening and landscaping of the gardens and the vegetation in the Public Areas, if and to the extent that there are any.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

4.1.3.                           Inspection, repair, improvement (including upgrade) and current maintenance of the Building systems (air conditioning, electricity, fire suppression, plumbing and the like).

4.1.4.                           Maintenance, warranty, repair and waterproofing of the roofs and basements in the Building.

4.1.5.                           Installation, maintenance, inspection, improvement (including upgrade) and repair of directional and informational signage in the Public Areas.

4.1.6.                           Taking out the insurances specified in Appendix E1 of the Lease Agreement.

For the avoidance of doubt, it is clarified that the Lessor and/or the Management Company shall be entitled, at their sole discretion, to increase the scope of the said insurance coverage and/or add an insurance coverage that is not specified above. In addition, the Management Company shall be entitled to avoid taking out insurances other than the ones specified above and/or decrease their scope at its discretion and subject to obtaining the approval of the insurance consultant of the Building (provided that the dwelling insurance and the third-party liability insurance shall not fall below the scope of coverage stated in Section 1.19 of Appendix E1).

4.1.7.                           Collection of municipal and governmental taxes applicable to the Public Areas, to the extent applicable, including the Parking Lot areas.

4.1.8.                           Collection of all expenses and payments, including the legal expenses, applicable to the Management Company in connection with the breach of the undertakings of the Lessee and/or other lessees in the Building and/or the enforcement of any thereof.

4.1.9.                           Collection of Management Fees, electricity bills in respect of the Public Areas and common systems and all other payments the Lessee owes or will owe in accordance with the Lease Agreement and/or in accordance with this Agreement, even by institution of proceedings of any kind.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

4.1.10.                    Collection of usage fees for electricity as stated in Appendix C of the Lease Agreement, and to the extent that the Lessee is not obligated to pay the said payments directly to Israel Electric Corp. in accordance with the provisions set forth in the Lease Agreement.

4.1.11.                    Publication of bylaws, procedures, daily instructions and any amendment, update, addition or correction thereof in anything related to the use of the Building and strict performance of the said instructions. The Management Company shall set out from time to time, as part of the performance of this Section, procedures and instructions for the purpose of assuring the regular, proper and organized operation of the Building.

The bylaws shall include, inter alia, instructions in connection with the entry and exit procedures, safety, access, traffic of the public and vehicles, transportation of equipment to and from the Units, including from the Leased Premises, prevention of nuisances and disturbances, dates and times of performance of Services in the Building, the use of the Parking Lot and the Public Areas, operation of HVAC systems in the Public Areas in the Building and/or in the Units, operation of sound or PA systems in the Building, signage, placement of adds or signs and the like.

The bylaws, procedures and instructions as aforesaid shall bind the Lessee and the Lessee undertakes to observe strictly their provisions.

The Management Company shall be entitled to compel the Lessee to observe these practices, procedures and instructions in accordance with the Lease Agreement and this Agreement.

4.1.12.                    Signing contracts and agreements with external entities for the purpose of performing the Services, supervision, collection and enforcement of the undertakings of external entities.

4.2.                                     Authorities of the Management Company

4.2.1.                           From time to time the Management Company shall be entitled, at its sole discretion, to set the scope of the Services, their type, nature, the part of the Services provided to the Building or certain

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

parts thereof, if any, and the manner and period of their performance, provided that the Management Services that are essential for the proper operation of the Building shall be provided at all times.

4.2.2.                           The Management Company shall manage and perform the Services whether by itself and/or part by itself and/or part by others on its behalf. Without derogating from the foregoing, it is hereby agreed that the Management Company shall be entitled to engage from time to time with any other entity in agreements regarding the performance of maintenance services to systems, facilities and areas in the Building or the performance of other works for the Building and/or the Management Company, in accordance with the conditions set forth by the Management Company, provided that upon the occurrence of all these circumstances the Management Company shall be responsible vis-à-vis the Lessee for the performance of the Services, unless the Management Company and the Lessor agree in advance and in writing that part of the said Services is excluded from the responsibilities of the Management Company and that the Management Company shall not receive payment for the said part.

4.2.3.                           The Management Company shall be entitled, from time to time and at any time, to perform modifications or additions to the structure of the Building or any part thereof, in the interior division and design of the Building or any part thereof, and the Lessee shall raise no demand, claim or suit against the Management Company due to such modifications or additions as aforesaid, provided that the said modifications and/or additions shall not affect the reasonable use the Lessee makes in the Leased Premises in accordance with the Purpose of Lease, including access roads thereto.

4.2.4.                           The Lessee shall not be entitled to disconnect from meters or systems and shall not be entitled to operate or avoid from the operation of the HVAC systems and any other system contrary to the instructions set forth by the Management Company even if the system is in the Area of the Leased Premises and even if the Lessee owns the system and is not part of the common property, unless such an action or avoidance from action as aforesaid might cause

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

damage to property and/or the business of the Lessee and in any event after obtaining the prior and written approval of the Lessor.

4.2.5.                           The Management Company shall set out procedures, rules and conditions regarding the supply of electricity in the Building and the Leased Premises. The Management Company shall set the rates in connection with the electricity services to the Leased Areas, the Public Areas and to common systems in the Building, according to low voltage time of use rates charged by IEC, and the manner of distribution of the electricity supply expenses among the different lessees in the Building.

4.2.6.                           In order to enable to the Management Company to exercise its authorities in accordance with this Section, the Management Company shall be entitled, and the Lessee undertakes to allow to it, to enter the Leased Premises at any time and perform the following actions, inter alia: open walls, floors, ceilings and other parts; replace and repair plumbing fixtures and pipes and connect thereto, perform any electricity and communication works and perform any other work that the Management Company deems as necessary for the purpose of exercising the authorities granted to it in this Agreement. In any event of performance of such work as aforesaid the Management Company shall coordinate with the Lessee in advance the times of entry of its employees to the Leased Premises and shall endeavor that the disturbance to the Lessee shall be as small as possible, unless the circumstances require immediate response and in such circumstances there shall be no need to coordinate the works of the Management Company in advance.

4.2.7.                           In case the Lessee fails to terminate any action and/or omission that might cause and/or the constitute a safety nuisance and/or an obstacle within a reasonable time, after receiving the demand of the Management Company and/or the Lessor, the Management Company shall be entitled to cause the termination and/or elimination of the nuisance and/or the obstacle in any manner it deems fit and for that purpose the Management Company shall be entitled to enter the Leased Premises and perform in the Leased Premises all actions in connection therewith and the Lessee shall raise no claims in connection therewith.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

5.                            Bylaws, procedures and activities in the Building

The Management Company shall lay down bylaws, procedures and instructions regarding the management and performance of the Services, in any manner it deems fit, and shall be entitled to add, modify and update these bylaws, procedures and instructions from time to time and at its sole discretion, and the Lessee undertakes to act in accordance with the said bylaws, procedures and instructions set out by the Management Company, provided that the said procedures and instructions do not impair the reasonable use of the Lessee in the Leased Premises in accordance with the Purpose of Lease, including access roads thereto.

5.1.                                     The Lessee hereby declares and affirms that it is aware that different businesses will be conducted in the Building in accordance with any permitted use or as permitted by the UBP that is in effect or in accordance with the law, and the Lessee waives any claim for the purpose of this matter against the Management Company.

5.2.                                     The Lessee hereby declares and affirms that it is aware that other lessees in the Building, in whole or in part, will conduct their businesses in the hours and the days at their discretion, and subject to the approval of the authorities and in accordance with the provisions set forth in the different lease agreements. The Lessee declares and affirms that it does not and will not raise any demands, claims or objections in connection therewith against the Management Company and/or the Lessor and/or any other right holder in the Building.

5.3.                                     The Lessee hereby declares and affirms that it does not and will not raise any demands, claims or objection against the Management Company and/or the Lessor and/or any other right holder in the Building in connection with the hours of activity of the businesses in the Building, whether in general and whether with respect to the particular hours of activity of particular businesses, the entry and exit arrangements from the Building (provided that the entry and exit from the Building will be allowed 24 hours a day and 7 days a week) and/or from the businesses, and in connection with noises, vibrations, odors and/or any other inconvenience that might be caused to the business that the Lessee conducts in the Leased Premises, except for irregular and unreasonable nuisances.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Without derogating from the aforesaid, the Lessee shall contact the Management Company in any event of a claim or a demand that concerns an irregular and unreasonable nuisance. The Management Company shall inquire the claim within a reasonable time and in case it finds the claim proper and justified it will take action for the purpose of eliminating the nuisance, in any manner it deems fit.

5.4.                                     The Lessee declares and affirms that it is aware that to the extent that it requests to operate the air-conditioning system in the Leased Premises and/or to use the common services and/or systems beyond the Hours of Activity in the Building (i.e., on weekdays from 07:00 to 20:00) as stated in Section 4.6 hereunder, and as updated periodically by the Management Company, and such use as aforesaid is approved by the Lessor and/or the Management Company, the Lessee shall incur additional costs of the operation of the relevant service, as stated by the Management Company and/or the Lessor, provided that the Lessee shall be entitled to demand from the Lessor to install a split air conditioning unit in one of the rooms of the Leased Premises, and in case the Lessor acts in the  said manner, the Lessor shall install such an air conditioning unit in 10 days as of the date of receiving a request to that effect, and at the expense of the Lessor. The Lessee shall deliver written notice to the Lessor and the Management Company regarding its wish to receive the said services, as early as possible, however in any event no less than twenty-four hours in advance. The Lessee is aware that the aforesaid shall not oblige the Lessor and/or the Management Company in advance to provide the requested service beyond the Hours of Activity in the Building.

5.5.                                     The Management Company and anyone acting on its behalf and in its name shall not be held liable in any manner for any damage or harm caused to the Lessee or its property or to any bodily harm and/or loss and/or damage to property of any kind caused to the Lessee and/or its employees and/or its workers and/or its agents and/or its customers and/or its visitors and/or to any other person that stays in the Leased Premises or in any other area that is lawfully possessed by the Lessee, and the Lessee shall be held fully liable for any damage as aforesaid and undertakes to compensate and indemnify the Management Company immediately upon receiving a demand from the Management Company against any damages the Management Company might be obligated to pay or that the Management Company will be obligated to pay due to such damage and against any expense that the Management Company expends in connection with such damage, unless the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

said damage was caused as a result of an act and/or omission of the Management Company and/or anyone acting on its behalf.

The Management Company and/or its employees and/or anyone acting on its behalf or acting in its name shall not be held liable in any manner for any damage of any kind caused to the Lessee as a result of the entry of the Management Company or its representatives to the Leased Premises for any of the purposes specified in this Agreement, unless the damage was caused as a result of direct negligence of the Management Company or its workers.

5.6.                                     Until the Management Company notifies otherwise, the Management Company shall provide the Services to the Building during the Hours of Activity in the Building and to the Parking Lot — during the Hours of Activity in the Parking Lot, within their meaning in the Lease Agreement, and only during these hours.

6.                            Employment of workers and contractors

6.1.                                     For the purpose of performing its work in accordance with this Agreement, the Management Company shall employ technical, professional, administrative and other workers for the purpose of performing the works required in connection with the management and performance of the Services, and shall be entitled to manage and perform the Services, in whole or in part, by contractors, subcontractors or in any other manner, as decided by the Management Company, including part-time or full-time employment under a special contract or under any other conditions as the Management Company deems fit, and with respect to the persons that Management Company deems fit to employ from time to time.

6.2.                                     Without derogating from the provisions set forth in sub-section 5.1 above, the Management Company shall be entitled, however not obligated, to lease in the Building offices and storage rooms, including furniture and equipment and to employ, in return for payment, in part-time or full-time job scopes under a special contract or under other reasonable and customary conditions, managers, clerks, accountants, bookkeepers, lawyers, architects, engineers, consultants, an advertising agency, vendors, contractors, subcontractors, workers, cleaners, craftsmen, professionals, security personnel and other persons and entities for the purpose of performing all works and services that the Management Company undertook to perform in accordance with this Agreement.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

7.                            Signage and mailboxes

The Lessee hereby agrees that the Management Company shall be solely entitled to determine anything related to the signage and/or marking in the Building and/or the common property including placing, hanging, laying, positioning or any other form of marking and signage and any modification thereof, in accordance with the instructions set forth by the Lessor. The aforesaid provisions shall apply also with respect to the placement or installation of mailboxes, mutatis mutandis. The Lessee shall incur all costs in connection therewith, as decided by the Management Company.

The Lessee undertakes not to place signage and advertisements however solely upon obtaining the approval of the Management Company and in accordance with the rules set out by the Management Company and upon obtaining the approval of the Lessor from time to time.

It is agreed that the Lessee shall be entitled to install signs in accordance with the relevant provisions set forth in the Lease Agreement.

Undertakings of the Lessee

The Lessee declares and undertakes as follows:

7.1.                                     To engage with the Management Company in all matters relating to the management and performance of the Services in accordance with this Agreement and to participate in the expenses associated with the performance and the management of the Services in respect of its rights in the Leased Premises, based on the keys and the criteria or the instructions set forth from time to time by the Management Company, as stated in Sections 8 and 9 hereunder, and to follow the instructions of the Management Company in connection with the performance of the Services and the use of the Building facilities, provided that these shall not harm the reasonable use of the Lessee in accordance with the Purpose of Lease including in systems such as heating and cooling systems, whether as part of the common property and whether in the Leased Premises and/or the Units — and to keep the said systems in good and operable condition all days of the year.

7.2.                                     To receive the Services, in whole or in part, solely by the Management Company. The Lessee shall not be entitled to receive any of the Services or

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

any similar services by anyone other than the Management Company. The Lessee shall not be entitled to cease the performance of the Services and/or delay and/or postpone the receipt of any of the Services.

7.3.                                     The Lessee, and anyone acting on its behalf and in its name, shall cooperate with the Management Company and shall assist the Management Company in all circumstances in which such cooperation or assistance are necessary, so as to allow the Management Company to manage and perform the Services properly and as required.

7.4.                                     To notify the Management Company at the earliest opportunity regarding any malfunction that requires an action by the Management Company and of which the Lessee is aware.

7.5.                                     To act in accordance with the provisions set forth in the Lease Agreement regarding the business activities in the Leased Premises and in the Building and the hours of its performance and in connection with other matters that are related to the manner of use of the Leased Premises and maintenance thereof including, but not limited to, the rules of conduct in the Building, or causing safety nuisances and/or obstacles, maintaining the Area of the Leased Premises and surroundings thereof clean while avoiding from leaving equipment or waste in the Public Areas, except for the areas designated for that purpose, failure to remove equipment outside the Leased Premises, attachment of signage of any kind in violation of the manner set out in the Lease Agreement and failure to respond to the demands made by the Management Company and/or the Lessor regarding these issues, immediately upon receiving the demand of any thereof and/or the demand of anyone acting in their name.

7.6.                                     The Lessee undertakes to avoid performing by itself or by another, except for the Management Company, any work or service that were delivered in accordance with this Agreement exclusively to the Management Company, unless the Management Company agreed in writing to the said and prior to the performance of the said work or service or, if an event that might cause direct damage to the Leased Premises occurs and the event requires an emergency repair that the Management Company cannot perform or in the event the Lessee received the prior and written approval of the Lessor and/or the Management Company to perform the repair.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

7.7.                                     The Lessee undertakes not to cause damage in the Leased Premises and the Building and to perform any work, renovation, transportation of equipment, installation of any facility and anything related to the works in the Leased Premises and that is permitted in accordance with the Lease Agreement, in a manner that will not cause a continuous and unreasonable disturbance to the Lessor and/or the Management Company and/or to any of the users, and after obtaining the prior and written approval for the purpose of performing these works from the Lessor and the Management Company.

7.8.                                     The Lessee hereby undertakes to observe fully all the provisions set forth in the Building Bylaws and the instructions that are published periodically by the Management Company.

8.                            Expenses and Management Fees

8.1.                                     The Lessee undertakes to pay to the Management Company its part in the Management Fees, as stated hereunder and to add statutory VAT in respect whereof.

8.2.                                     The part of the Lessee in the Management Fees shall be determined according to the key and criteria that will be applied by the Management Company and subject to the provisions set forth hereunder.

It is clarified that the Management Company intends, to the extent possible, to charge from the lessees of the Units the expenses that are caused exclusively by the units in the commercial areas (hereinafter: “Commercial Areas”), and charge the expenses that are not caused exclusively by the Units other than the Commercial Areas from the users of these Units, and the expenses that cannot be attributed exclusively to the lessees in the  Commercial Areas or the lessees in the Units other than Commercial Areas or the lessees of the parking spaces in the Building from all the lessees in the Building, according to the ratio that will be determined for the purpose of this matter, and at the sole discretion of the Management Company.

It is clarified that the lessees of the parking spaces shall incur the expenses for the purpose of maintaining the Parking Lot in accordance with the provisions set forth in Section 8.5 and Section 8.6 hereunder.

8.3.                                     The Management Company shall act in the following manner when distributing the expenses among the different lessees in the Building:

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

8.3.1.                           The Management Company shall set the basis for the distribution of the expenses among the lessees in the Building according to one or more of the following criteria:

A.                          The ratio between the Area of the Leased Premises and the total area of all areas in the Building designated for lease.

B.                          The type, nature, number and cost of the Services that are provided to specific leased premises or a particular type of leased premises that, by their very own nature, consume more or less Services than other leased premises in the Building, whether relatively and whether according to the type of businesses or according to the type of customers or their number.

C.                          Additional or other data that are relevant, at the sole discretion of the Management Company.

8.3.2.                           The Management Company shall have sole discretion to determine and to change the ratio of distribution of the expenses among the lessees that was set by the Management Company from time to time and to bill different lessees for any special expense that the Management Company deems was expended in connection with the business of that lessee.

8.3.3.                           For the avoidance of doubt, it is clarified that the Management Company shall be entitled, however not obligated, from time to time and at its sole discretion, and to the extent possible, to allocate a certain part of the expenses to a particular type of leased premises (hereinafter: “the Allocation”) and to impose the said expenses solely on that particular type of leased premises.

In case a certain expense or certain expenses were allocated to a certain type of leased premises or to part of the leased premises as aforesaid, the expense shall be divided among the leased premises to which the expense was allocated, among themselves, in accordance with the provisions set forth in this Section 8.3 above including subsections thereof, and in Sections 8.4 and 8.5 hereunder.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

The Lessee declares and affirms that it does not and will not raise any demands, claims or suits in connection with the Allocation of the expenses as aforesaid against the Management Company and/or the Lessor and the Lessee shall raise no demand to reduce its part in the Management Fees, provided that the Management Company exercised reasonable considerations in making the said decision.

8.4.                                     The Management Company shall be entitled, however not obligated, at its sole discretion, to provide special Services to any of the lessees in the Building and/or users thereof, and in such circumstances as aforesaid the said lessee or use shall be solely responsible for the payment for the said Services, if provided.

8.5.                                     The calculation of the relative part of the Lessee in the Management Fees shall be performed as follows: the expenses that were allocated to a particular type of leased premises or to part of the leased premises shall be subtracted from the total amount of the expenses, and the balance shall be divided among the other lessees in the Building, including the Lessee, according to the ratio that will be determined in accordance with the provisions set forth in Sections 8.2 and 8.3 above.

The calculation of the relative part of the Lessee in the expenses for the management and maintenance of the Parking Lot shall be performed as follows: the expenses that were allocated to a certain leased premises or to a certain type of leased premises shall be subtracted from the total amount of the expenses for the management and maintenance of the Parking Lot, and the balance shall be divided among the remaining users of the parking spaces and according to the ratio between the number of parking spaces that are used by the Lessee and the total number of parking spaces that can be used for the purpose of parking vehicles.

8.6.                                     Notwithstanding the aforesaid, if at least 80% of the areas designated for lease in the Building were leased and/or are leased (excluding the Commercial Areas and the parking areas) all lessees in the Building shall incur the management expenses of the entire Building.

As long as 80% of the areas designated for lease in the Building were not leased and/or are leased, the Lessor shall incur the management expenses with respect to the difference between the areas that are leased in the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Building and 80% of the areas designated for lease in the Building, in accordance with the provisions set forth in the first part of this sub-section.

Notwithstanding the aforesaid, if at least 80% of the parking spaces in the Parking Lot were leased/are leased, all the lessees of the parking spaces shall incur the management expenses of the entire Parking Lot.

As long as 80% of the parking spaces in the Parking Lot were not leased and/or are leased, the Lessor shall incur the management expenses with respect to the difference between the parking spaces that were leased in the Parking Lot and 80% of the parking spaces in the Parking Lot, in accordance with the provisions set forth in the first part of this sub-section.

8.7.                                     In order to assure that the expenses that are necessary from time to time for the purpose of adding or replacing or retrofitting or upgrading the Building and/or facilities and/or equipment and/or systems and/or accessories that are used by all or part of the users in the Building are covered, or for the purpose of performing material repairs, the Management Company included in the Management Fees sums designated for the retrofitting and/or replacing and/or upgrading the equipment and/or the facilities and/or systems and/or the accessories as aforesaid, in accordance with the instructions set forth by the accountant of the Management Company (hereinafter: “Equipment Replacement”) in whole or in part.

The sums that will be collected as aforesaid shall be collected regularly from the lessees as part of the Management Fees and shall be deposited in an equipment renewal and/or replacement and/or upgrade fund. These sums shall be invested by the Management Company in solid investments and shall not be returned to the Lessee.

8.8.                                     The parties agree expressly that the Management Company shall be entitled to provide services also to other areas or entities. In case the Management Company provides the Services in accordance with the provisions set forth in the Lease Agreement and/or additional or other services also to other areas or projects, the Management Company shall maintain a separation in its books of account for the purpose of paying the expenses and the Management Fees and solely for that purpose, in accordance with the instructions and the calculations that will be prepared by the accountants of the Management Company, in such manner that the lessees in the Building will not be required to incur excessive payments in light of the said.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

The Lessee hereby declares and affirms that it does not and will not raise any demand or claim against the Management Company and/or the Lessor in connection therewith. The Lessee shall not demand, inter alia, any reduction in the Management Fees applicable to the Lessee in accordance with the provisions set forth in the Lease Agreement as a result of the said.

8.9.                                     It is further clarified that the Lessor shall be entitled, at its sole discretion, to operate the Parking Lot, in whole or in part, whether by itself or by another entity other than the Management Company, and to lay down procedures for the use, operation, entry and exit and the payments and the provisions set forth in the Lease Agreement shall apply for the purpose of this matter.

8.10.                              For the avoidance of doubt, the Management Company shall be entitled to transfer the Management Fees, in whole or in part, to the Lessor and/or to whoever the Lessor instructs.

9.                            Bills

9.1.                                     The Lessee undertakes to pay to the Management Company its estimated part in the expenses and the Management Fees, including the Replacement of Equipment included therein, according to the bills delivered to the Lessee by the Management Company on the payment dates and concurrent with the payment of the Rent or in any other period as determined by the Management Company and that shall be based on an estimate of the expenses, as prepared by the Management Company.

9.2.                                     For the avoidance of doubt, it is hereby declared that the duty to pay the Management Fees and all other payments due to the Management Company from the Lessee are imposed on the Lessee in an absolute manner even if the Lessee did not receive a bill in respect of the said Management Fees or the other payments. The Management Company shall deliver to the Lessee an invoice for Management Fees and all other payments due to the Management Company from the Lessee in 7 business days as of the date the Lessee made payment.

In the beginning of the first quarter after the Lease Commencement Date the Lessee shall pay the Management Fees until the end of the quarter.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

9.3.                                     At the time of signing this Agreement the Lessee shall provide a check for the Management Fees for the three months commencing on the Lease Commencement Date. During the entire Term of Lease, the Management Fees shall be paid for each quarter, within its meaning in the Lease Agreement, on the first business day of each first month in a quarter.

All payments that the Lessee is obligated to pay to the Management Company shall be deposited in the account of the Management Company in the manner and according to the method determined by the Management Company from time to time.

9.4.                                     The Lessee hereby undertakes to pay to the Management Company the Management Fees, whether the Lessee leases the Leased Premises by itself, whether it delivered the Leased Premises to the use of another, and whether it does not actually lease the Leased Premises.

9.5.                                     Within a period that shall not be greater than six (6) months as of the end of each calendric year, the Management Company shall draw up a final bill of the management expenses and the expenses in connection with the performance of the Services (including Replacement of Equipment and Management Fees) for the said calendric year (hereinafter: “Annual Bill”) when the said account shall be audited and approved by the accountant of the Management Company and shall serve as conclusive and decisive proof regarding the management expenses and the expenses for the performance of the Services, and the duty of the Lessee to pay in accordance with the said bill.

9.6.                                     The Lessee hereby undertakes to pay to the Management Company the differences, if any, between the sums that were actually paid on account of its estimated part in the expenses and the amounts of the expenses that are stated in the Annual Bill and subject to the provisions set forth in Section 3 above. Payment shall be made in fourteen (14) days as of the date the Management Company delivers the Annual Bill to the Lessee.

If, according to the Annual Bill, there are outstanding sums in favor of the Lessee, the said sums shall be subtracted from the next regular payments due from the Lessee in respect of the Management Fees in linked values as of the Index known on the date of the last payment that the Lessee paid on account of the Management Fees and until the Index known on the first date

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

of payment on account of the Management Fees after making the said calculation.

In the event the final bill that is drawn up upon expiration of the said Term of Lease in accordance with the Lease Agreement there are outstanding sums in favor of the Lessee as aforesaid, the said sums shall be returned to the Lessee no later than 90 days after expiration of the fiscal year after expiration of the Term of Lease in linked values as stated above, provided that until that time the Lessee fulfilled its undertakings in accordance with this Agreement and the Lease Agreement.

9.7.                                     The Lessee shall pay to the Management Company value added tax (or any other tax that is added or replaces the said tax) in connection with any payment the Lessee owes in accordance with the provisions set forth in the Lease Agreement, together with the said payment, according to the applicable VAT rate at the time of making payment, and shall receive an invoice from the Management Company in connection with the said payment.

9.8.                                     The Management Company shall be entitled to invest any excess amount in its possession, whether from funds or from sums in deposits and whether from any other source, at its sole discretion, including in solid investment tracks.

9.9.                                     During the first calendric year of lease in the Term of Lease the Management Company shall be entitled, at its sole discretion, to deliver an annual bill relating to the period commencing on the Effective Date and expiring at the end of that calendric year, or add the annual bills relating to this period to the next calendric year. In the last year of lease the annual bill as aforesaid shall be drawn up with respect to the part of the calendric year that expires upon expiration of the Term of Lease.

10.                     Term of Agreement

10.1.                              This Agreement shall be in effect as of the date of signing hereof and until the expiration of the Term of Lease and/or the additional terms of lease — as the case may be, within their meaning in the Lease Agreement, subject to the provisions set forth in Section 12 hereunder.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

10.2.                              The Management Company shall be entitled, at its discretion, to cease the performance of the Services and/or any part thereof and/or to terminate the performance of the Services, in whole or in part, to the Building and/or to parts thereof, by delivery of at least 90 (ninety) days’ advance written notice to the lessees in the Building.

11.                     Commencement date of the Lessee’s undertakings

The Lessee undertakes to incur all payments and liabilities imposed on the Lessee in accordance with the provisions set forth in the Lease Agreement as of the Effective Date.

12.                     Assignment of rights and obligations by virtue of this Agreement

In any event of assignment of rights, the provisions set forth in the Lease Agreement for the purpose of this matter shall apply respectively.

13.                     Transfer of rights by the Management Company

The Management Company shall be entitled at any time and upon obtaining the prior and written approval of the Lessor to transfer the performance of the Services including anything associated therewith, including all its rights and obligations in accordance with this Agreement, to another Management Company or to any other legal entity whether existing or formed for the purpose of this matter, provided that the other Management Company or the said designated entity undertake to fulfill all the undertakings of the Management Company in accordance with the provisions set forth in the Lease Agreement.

It is clarified that the termination of the performance of the Services in accordance with the provisions set forth in Sections 10.2 above and 14 hereunder, shall not be deemed as transfer of rights to which the provisions set forth in this Section shall apply.

14.                     Breach of the Agreement by the Lessee

The provisions set forth in the Lease Agreement shall apply to breach of this Agreement by the Lessee, mutatis mutandis.

15.                     Books of the Management Company as conclusive evidence

The management records and books of account of the Management Company and documents thereof shall be deemed at any time by the Lessee as final and conclusive proof regarding the sums that the Lessee paid to the Management Company, the expenses, Replacement of the Equipment and any other matter specified and recorded in the management records and books of account.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

The Lessee, by its accountant, shall be entitled to inspect the books of account of the Management Company, at its expense, and following advance coordination and according to the procedures that will be set for the purpose of this matter by the Management Company.

16.                     Use and restrictions on use

16.1.                              Notwithstanding anything stated in this Agreement and/or in the Lease Agreement, the Lessee shall not be entitled to use the Leased Premises for any purpose that causes a nuisance of any kind such as: noise, vibrations, odors, pollution and the like or for any purpose that might harm the Building, or the use of the other leases premises in the Building, or the value of the Building and its level of activity.

16.2.                              The Lessee shall be entitled to operate its business and/or any part thereof solely in accordance with the purpose that was set in the Lease Agreement and not for any other purpose.

17.                     Condominium bylaws

The authorities of the Management Company and any instruction and limitation with respect to any leased premises in the Building shall be noted as binding instructions in the Condominium Bylaws, in case the Lessor decides, at its sole discretion, to register the Building in the Condominiums Register.

18.                     Miscellaneous

18.1.                              The provisions, interpretations and definitions as stated in the Lease Agreement shall apply in any event or matter in respect of which there are no provisions, interpretations and definitions in this Agreement.

18.2.                              In the event of discrepancy between the provisions set forth in the Lease Agreement and/or Appendix F and the provisions set forth in this Management Agreement, the provisions set forth in the Lease Agreement and Appendix F shall take precedence.

18.3.                              Any delay and/or postponement and/or lack of response and/or lack of action and/or lack of measures applied by any of the parties shall not be deemed and shall not be construed as waiver of a right granted to the parties

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

in accordance with the Lease Agreement and/or in accordance with the provisions set forth in the Lease Agreement including, and without derogating from the generality of the aforesaid, in connection with any continuing or additional breach by any of the parties.

18.4.                              The Lessee shall not be entitled to offset sums it owes to the Lessor and/or the Management Company against sums owed to the Lessee, if any, from the Management Company, and shall not be entitled to offset sums that are due to the Lessee from the Lessor against sums the Lessee owes to the Management Company.

19.                     The Lessee shall not be entitled to terminate and/or stipulate and/or withhold payment of the Rent in accordance with the Lease Agreement in any event of a demand or claim against the Management Company in connection with the performance of the Services by the Management Company and/or in connection with any other demand and/or claim against the Management Company. The Lessee shall not be entitled to terminate and/or stipulate and/or withhold any payment of the Management Fees in accordance with the provisions set forth in the Lease Agreement in any event of a demand or claim against the Lessor regarding the performance of the Lease Agreement.

19.1.                              Notwithstanding anything to the contrary, it is agreed that breach of any of the provisions set forth in this Agreement by the Lessee that is not cured in seven days as of the date of receiving notice by the Lessee in connection therewith, shall be deemed as a fundamental breach of the Lease Agreement and this Agreement, with all ensuing consequences, in accordance with the Lease Agreement and/or in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law.

19.2.                              The parties submit to the sole and exclusive jurisdiction of the competent courts in the city of Tel Aviv in anything relating to and arising out of this Agreement.

19.3.                              The Lessee shall not be entitled in any event to register a caveat by virtue of this Agreement, irrespective of the identity of the Management Company and/or the Term of Lease.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

20.                     Default in payments

20.1.                              In the event the Lessee defaulted in making any of the payments the Lessee is obligated to pay in accordance with this Agreement by more than 7 days, the Lessee shall pay to the Management Company interest in arrears for the amount in default according to the customary rate in Bank Leumi le-Israel Ltd for unauthorized overdrafts in current loan accounts. Interest shall be calculated for the period taking effect as of the day in which the Lessee was obligated to pay the amount in default and until the date payment is made.

In case the Management Company paid to a third-party interest and/or penalty for delay due to the default in payment by the Lessee, the said interest and penalty for delay shall be deemed as part of the debt principal that the Lessee is obligated to return to the Management Company.

It is hereby clarified that default in paying any sum that is greater than 15 days shall constitute breach of this Section and shall constitute a fundamental breach of this Agreement.

20.2.                              In case the collection of any sum as aforesaid requires expenses or attorney fees on behalf of the Management Company, any sum that was paid as aforesaid shall be allocated first on account of reimbursement of the expenses and only afterwards on account of the principal, linkage differentials and interest.

20.3.                              Payment of interest in accordance with this Section shall not derogate from the right of the Management Company to seek any other relief set forth in this Agreement and the law and this shall not be construed as waiver of the Management Company of any other relief it may seek.

21.                     Securities

The securities as stated in Section 24 of the Lease Agreement shall be used as a security for the fulfillment of all the undertakings of the Lessee in accordance with this Management Agreement, and the provisions set forth in the Lease Agreement shall apply.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

22.                     Addresses and notices

The addresses of the parties for the purpose of this Agreement are as stated in the preamble to this Agreement, however after the Effective Date the addresses of the parties shall be in the Building itself.

Any notice delivered in registered mail to the aforesaid addresses shall be deemed to have reached its recipient in three (3) days from the time of its delivery, and if delivered in person — at the time of its delivery. The Management Company shall be entitled to deliver notice by attaching the notice to the door of the Leased Premises or by placing the said notice in the Lessee’s mailbox and the confirmation of the manager of the Management Company regarding this delivery method shall constitute final and conclusive confirmation.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Management Company	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix E1

Insurance Appendix

(1)                       Insurance

(1.1)                                Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, prior to the commencement date of the Lessee’s works in the Leased Premises, to the extent that the said works the performed, the Lessee undertakes to take out and maintain, whether by itself and whether by a contractor on its behalf, a contractor insurance in the name of the Lessee, contractors and subcontractors, the Lessor and the Management Company, as stated in the Certificate of Insurance enclosed with this Agreement and constituting an integral part thereof and marked as Appendix E2 (hereinafter: “Certificate of Insurance for the Lessee’s Works”).

(1.2)                                The Lessee undertakes to furnish to the Leased Premises, no later than the commencement date of the works in the Leased Premises, to the extent that such works are performed, the Certificate of Insurance for the Lessee’s Works signed by its insurer. The Lessee declares that it is aware that furnishing the Certificate of Insurance for the Lessee’s Works as aforesaid is a condition precedent and a prerequisite for the performance of works in the Leased Premises, and the Lessee shall be entitled to prevent from the Lessee to perform works in the Leased Premises in case the said certificate was not furnished prior to the commencement date of the works.

(1.3)                                The liability limits in the third-party liability insurance that is taken out by the Lessee as stated in Section (2) of the Certificate of Insurance for the Lessee’s Works (Appendix E2) is in the amount of USD 1,000 multiplied by the Area of the Leased Premises, a minimum of USD 500,000 and a maximum of USD 2,000,000 per event and cumulatively for the insurance term; the provisions set forth above shall apply subject to the provisions set forth in Section (1.18) hereunder. Notwithstanding the aforesaid, it is agreed that with respect to adjustment works in the ground floor of the Leased Premises that will be performed as of 12.06.2014, for an amount that shall not be greater than NIS 200,000, the liability limits as stated in Section (2) of the Certificate of Insurance for the Lessee’s Works (Appendix E2) shall be $500,000 per event and for the insurance term in respect of these works.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

(1.4)                                Without derogating from the liability of the Lessee in accordance with the provisions set forth in this Agreement and/or in accordance with the provisions set forth in any law, during the term of this Agreement the Lessee undertakes to take out and maintain the insurances specified in the Lessee’s Certificate of Insurance hereby enclosed with this Agreement and constituting an integral part thereof and marked as Appendix E3 (hereinafter: “Lessee’s Certificate of Insurance”) with a legally licensed and reputable insurance company (hereinafter: “Lessee’s Insurances”). It is clarified that the provisions set forth in Section (1.9) hereunder shall apply to this Section.

(1.5)                                Without receiving any demand from the Lessor, and no later than the date of opening the Lessee’s business in the Leased Premises, or before the date of entry of any property to the Leased Premises (except for property that is listed in the works insured under Section (1.1) above) — whichever is earlier - the Lessee undertakes to furnish to Lessor the Lessee’s Certificate of Insurance as aforesaid, signed by its insurer. The Lessee declares that it is aware that furnishing and/or updating the Lessee’s Certificate of Insurance is a condition precedent and a prerequisite for opening the business of the Lessee in the Leased Premises and/or for the entry of any property of the Leased Premises (except for property listed in the works that are insured under Section (1.1) above) and the Lessor shall be entitled to prevent from the Lessee to open its business in the Leased Premises and/or bring any property as aforesaid in the event the certificate was not furnished prior to the date specified above.

(1.6)                                The liability limits in a third-party liability insurance taken out by the Lessee as stated in Section (2) of the Lessee’s Certificate of Insurance (Appendix E3) are in the amount of NIS 5,000,000 per event and cumulatively for an annual insurance term; the provisions set forth above shall be subject to the provisions set forth in Section (1.18) hereunder).

(1.7)                                It is agreed that the Lessee may not take out property and/or consequential loss insurance in whole or in part, as stated in Section (4) of the Lessee’s Certificate of Insurance (Appendix E3) however the said in Section (1.11) hereunder shall apply to damage to property and/or any loss of income as aforesaid as of the insurance in respect whereof was fully arranged.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

(1.8)                                It is agreed that the Lessee may not take out glass breakage insurance as required in Section (1) of the Lessee’s Certificate of Insurance (Appendix E3) however the said in Section (1.11) hereunder shall apply with respect to any loss or damage caused by glass breakage as if the insurance in respect whereof was fully arranged.

(1.9)                                If the Lessee deems that it is necessary to take out an additional and/or supplemental insurance in addition to the Lessee’s insurances as stated above, the Lessee undertakes that a clause regarding waiver of the right of subrogation as stated in Section 1 of Appendix E3 shall be incorporated in each additional or supplemental insurance of the Lessee’s insurances as aforesaid, made in favor of the Lessor and the Management Company and anyone acting on their behalf.

(1.10)                         The Lessee undertakes to update periodically the sums insured in respect of the insurances that are arranged under Sections (1) and (4) of the Lessee’s Certificate of Insurance (Appendix E3), in such manner that they will always reflect the full value of the subject matter of their insurance.

(1.11)                         The Lessee declares that it shall not raise any claim and/or demand and/or suit against the Lessor, the Management Company and anyone acting on their behalf and against the other right holders in the Project whose lease agreements or any other agreement that grants them rights in the Project includes a corresponding exemption vis-à-vis the Lessee in respect of damage for which the Lessee is entitled to indemnity in respect whereof (or for which it was entitled to indemnity but for the policyholder’s contribution set out in the policy) in accordance with the insurances that are arranged under Section (1) of the Certificate of Insurance for the Lessee’s Works (Appendix E2) and Sections (1) and (4) of the Lessee’s Certificate of Insurance (Appendix E3) and the Lessee hereby exempts the said entities from any liability for which the Lessee is entitled to indemnity as aforesaid, provided that the exemption from liability shall not apply to any person who causes malicious damage.

(1.12)                         For the avoidance of doubt, it is clarified that failure to furnish the Certificate of Insurance on time as stated in Sections (1.2) and (1.5) above shall not affect the undertaking of the Lessee in accordance with this Agreement including, and without derogating from the generality of the aforesaid, any payment duty applicable to the Lessee. The Lessee undertakes to uphold all its undertakings in accordance with the Agreement

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

even if it is denied from performing the works and/or receiving possession in the Leased Premises and/or bringing property to the Leased Premises and/or opening its business in the Leased Premises due to failure to furnish the certificates on time.

(1.13)                         On the expiration date of the Lessee’s insurances the Lessee undertakes to deposit with the Lessor the Certificate of Insurance as stated in Section (1.5) above in respect of the extension of their effect for an additional period. The Lessee undertakes to repeat and deposit the Certificate of Insurance on the said dates upon expiration of each insurance term and as long as this Agreement is in effect.

(1.14)                         The Lessor shall be entitled to inspect the Certificates of Insurance that are furnished by the Lessee as stated in Sections (1.2), (1.5) (1.13) above, and the Lessee undertakes to perform any modification or amendment that is necessary for the purpose of making the Certificates of Insurance compliant with the undertakings of the Lessee as stated in this Section (1). The Lessee declares that the right of inspection of the Lessor with respect to the Certificates of Insurance and its right to instruct the amendment of the Lessee’s insurances as stated above shall not impose on the Lessor or anyone acting on its behalf any obligation and any liability in connection with the Certificates of Insurance as aforesaid including their standard, scope and effect or lack thereof, and shall not derogate from any liability imposed on the Lessee in accordance with this Agreement.

(1.15)                         The Lessee undertakes to fulfill the conditions set forth in the insurance policies the Lessee takes out, make full and timely payment of the insurance premiums and assure that the Lessee’s insurances are extended periodically as may be required and are in effect during the entire Term of Lease.

(1.16)                         The Lessee undertakes to observe the safety procedures that are published periodically by the Lessor and/or the Management Company and undertakes not to use and/or permit knowingly any act or omission in the Leased Premises and/or the Project that might cause an explosion and/or a fire and/or that might risk human lives or the Project.

(1.17)                         The Lessee warrants that if the Lessor and/or the Management Company are obligated to pay additional insurance premiums beyond customary due to the activities of the Lessee that deviate materially from the Purpose of Lease, the Lessee shall pay to the Lessor and/or the Management Company, as the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

case may be, the said addition, immediately upon receiving their first demand.

(1.18)                         For the avoidance of doubt, it is hereby agreed that setting the liability limits as stated in Sections (1.3) and (1.6) above is a minimal requirement imposed on the Lessee. The Lessee declares and affirms that it shall be precluded from raising any claim and/or demand against the Lessor and/or the Management Company and/or anyone acting on their behalf regarding the minimal liability limits as aforesaid.

(1.19)                         The Lessor undertakes to take out and maintain, whether by itself and whether by the Management Company, and during the Term of Agreement, the insurances specified in this Section hereunder (hereinafter: “Project Insurances”) with a legally licensed and reputable insurance company:

(1.19.1)               Dwelling insurance for the Project in full replacement value, against loss or damage caused by the customary risks in extended fire insurance. The said insurance shall include a clause regarding waiver of the right of subrogation vis-à-vis the Lessee, provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage. It is agreed expressly that for the purpose of this Section the term “Project Structure” shall not include the contents of the lease premises and shall not include any addition, improvement or extension implemented in the Leased Premises by and/or for the Lessees (not by the Lessor and/or the Management Company).

(1.19.2)               Third-party liability insurance providing insurance coverage for the statutory liability of the Lessor and the Management Company for injury or damage to the body and/or property of any person and/or entity, in a liability limit of $5,000,000 (five million U.S. dollars) per event and cumulatively for the insurance term. The insurance will be extended to indemnify the Lessee for its liability for the acts and/or omissions of the Lessor and/or the Management Company and/or anyone acting on their behalf subject to cross-liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

(1.19.3)               Employers’ liability insurance providing insurance coverage for the liability of the Lessor and the Management Company towards their workers for injury caused in the course of and following their employment by the Lessor and/or the Management Company and/or anyone acting on their behalf in a liability limit of $5,000,000 per claimant, per event and cumulatively during the insurance term.

(1.19.4)               Loss of Rent, Management Fees and parking fees insurance (to the extent that there are any) due to damage caused to the structure of the Project and/or the insured property as stated in Section 1.19.1 above, due to the risks detailed in Section 1.19.1 above, for an indemnity period of 12 months. The said insurance shall include an express clause regarding waiver of the right of subrogation towards the Lessee and anyone acting on its behalf provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

Notwithstanding the aforesaid, it is hereby agreed that the Lessor and/or the Management Company shall be entitled not to take out the insurance specified in this sub-section 1.19.4 above, in whole or in part, provided that the said exemption as stated in Section 1.20 hereunder shall apply as if the insurance was fully arranged.

It is hereby agreed expressly that the arrangement of the insurances specified above shall not add to the liability of the Lessor and/or the Management Company beyond the provisions set forth in the Lease Agreement and/or the Management Agreement and/or derogate from the liability of the Lessee in accordance with the said agreement (except for the provisions set forth in Section (1.20) hereunder).

(1.20)                         The Lessor declares, in its name and in the name of the Management Company, that they shall raise no claims and/or demands and/or suits against the Lessee and anyone acting on its behalf in respect of damage for which they are entitled to indemnity (or for which they were entitled to indemnity but for the policyholder’s contribution set out in the policy) in accordance with the insurances they take out as stated in Sections (1.19.1) and (1.19.4) above, and they hereby exempt the Lessee and anyone acting on its behalf from any liability for such damage as aforesaid. The provisions set forth above regarding exemption from liability shall not apply to any person who causes malicious damage.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

(1.21)                         The Lessor hereby exempts the Lessee from liability for damage for which it is entitled to indemnity in accordance with the property chapter in the contractor insurance that is arranged as stated above (or for which it was entitled to indemnity but for the policyholder’s contribution set out in the policy). Nevertheless, the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix E2

Certificate of Insurance for the Lessee’s Works

Date:

To

Ogen Yielding Real Estate Ltd. (hereinafter: “the Lessor”)

3 Har Sinai St.

Tel Aviv

Dear Sir/Madam,

Re:                            Certificate of Insurance regarding an agreement dated               (hereinafter: “the Agreement”) between you and              (hereinafter: “the Lessee”) for the lease of property in Ogen Park in Petah Tikva (hereinafter respectively: “the Leased Premises” and “the Project”)

We hereby respectfully confirm that as of          and until             (hereinafter: “Insurance Term”) our company took out contractor insurance in the name of the Lessee, contractors and subcontractors, the Lessor and the Management Company, providing insurance coverage for the works that are performed by the Lessee and/or anyone acting on its behalf as stated hereunder, when the scope of coverage granted under the said insurance is in accordance with the “Bit” 2013 insurance policy or any other corresponding form:

1.                            Chapter 1 — all-risk insurance providing insurance coverage for loss or damage caused to the Lessee’s works in full value and loss or damage caused to the equipment used for the purpose of performing the said works. This chapter includes a clause regarding waiver of the right of subrogation vis-à-vis the Lessor and/or the Management Company and anyone acting on their behalf and towards the other right holders in the Project on the condition that the insurance of the other right holders in the  project including a corresponding clause regarding waiver of the right of subrogation towards the Lessee, provided that the said regarding waiver of the right of subrogation shall not apply to any person who causes malicious damage.

The chapter includes an extension regarding property being worked upon and/or surrounding property in a liability limit that shall not fall below $50,000 (fifty thousand U.S. dollars).

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

2.                            Chapter 2 — third-party liability insurance in a liability limit as stated hereunder. The said chapter includes a cross-liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured.

Liability limit $           per event and cumulatively for the Insurance Term.

The said chapter shall not include any limitation regarding the following issues:

A.                          Claims of subrogation by the National Insurance Institute.

B.                          Bodily harm deriving from the use of heavy equipment that is a motorized vehicle whose compulsory insurance is not mandatory.

C.                          Liability for damage caused by vibrations and weakening of supports in a liability limit of $250,000 per event (and cumulatively for the insurance term).

3.                            Chapter 3 — employers’ liability insurance in respect of the liability towards workers employed in the performance of the works and in a liability limit of $5,000,000 (five million dollars) per claimant, per event and cumulatively for an annual insurance term. This insurance does not include any limitation regarding works in height and in depth, hours of work, baits and poisons, contractors, subcontractors and their workers and youth employment.

The insurance specified above includes an express condition stipulating that it is a primary insurance and precedes any insurance that was taken out by the Lessor and/or the Management Company and we waive any claim and/or demand regarding participation of the insurances of the Lessor and/or the Management Company. In addition, we undertake that the said insurance shall not be diminished or terminated during the insurance term unless the Lessor receives a 60 days’ prior and written notice in registered mail. We further confirm that the Lessee shall be solely responsible for payment of the insurance premiums and the deductible amounts for the insurance as stated above.

Subject to the terms and exclusions specified in the original policies to the extent that they were not expressly modified in accordance with the provisions set forth hereinabove.

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix E3

Lessee’s Certificate of Insurance

Date:

To

Ogen Yielding Real Estate Ltd. (hereinafter: “the Lessor”)

3 Har Sinai St.

Tel Aviv

Dear Sir/Madam,

Re:                            Certificate of Insurance regarding an agreement dated               (hereinafter: “the Agreement”) between you and              (hereinafter: “the Lessee”) for the lease of property in Ogen Park in Petah Tikva (hereinafter respectively: “the Leased Premises” and “the Project”)

We hereby respectfully confirm that as of          and until             (hereinafter: “Insurance Term”) our company took out the insurances specified hereunder in the name of the Lessee, regarding the Leased Premises in the Project (hereinafter: “Lessee’s Insurances”):

1.                            Contents insurance providing insurance coverage for the contents of the Leased Premises and equipment serving the Leased Premises that is owned and/or under the responsibility of the Lessee and that is located outside the Leased Premises and in the area of the Project, in full value, and any modification and addition in the Leased Premises that were performed and/or that will be performed by the Lessee and/or anyone acting on its behalf, against loss or damage due to the customary risks in extended fire insurance, including fire, smoke, lighting, explosion, earthquake, storm and tempest, flood, damage caused by fluids and splitting of pipes, impact caused by a vehicle, impact caused by an aircraft, strikes, disorderly conduct, malicious damage, glass breakage and break-in. The insurance includes an express condition stipulating that the insurer waives any right of subrogation towards the Lessor, the Management Company and anyone acting on their behalf and towards the other right holders in the Project (whose property insurance includes a corresponding clause regarding waiver of the right of subrogation towards the Lessee) provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

2.                            Third-party liability insurance, providing insurance coverage for the statutory liability of the Lessee in accordance with the provisions set forth in any law for

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

damage or injury to the body and/or property of any person and/or entity in the liability limits as stated hereunder. The insurance is not subject to any limitation regarding liability arising out of fire, explosion, panic, hoisting, loading and unloading apparatuses, defective sanitary fixtures, poisoning, anything harmful in foods and beverages, liability in respect of and towards contractors, subcontractors and their workers, strikes and lockouts and claims of subrogation by the National Insurance Institute. The insurance is extended to indemnify the Lessor and the Management Company for their liability for the acts and/or omissions of the Lessee and anyone acting on its behalf subject to a cross-liability clause stipulating that the insurance shall be deemed to have been arranged separately for each of the members of the insured.

Minimum liability limit: NIS 5,000,000 per event and cumulative for an annual insurance term.

3.                           Employers’ liability insurance providing insurance coverage for the liability of the Lessee towards its employees employed by the Lessee for bodily harm or illness caused to any thereof in the course of and following their employment, in a liability limit of $5,000,000 (five million U.S. dollars) per claimant, per event and cumulatively for an annual insurance term. This insurance does not include any limitation regarding works in height and in depth, hours of work, contractors, subcontractors and their workers (in case the Lessee is considered as their employer), baits and poisons and youth employment. The said insurance is extended to indemnify the Lessor and the Management Company in case it is stated, regarding the occurrence of any occupational accident, that they are held liable as an employer towards any of its employees. The insurance includes waiver of the right of subrogation in favor of the Lessor and/or the Management Company and/or anyone acting on their behalf, provided that the said waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

4.                            Consequential loss insurance, providing insurance coverage for loss of gross earnings caused to the Lessee as a result of loss or damage to the building of the Project and/or the structure of the Leased Premises and/or the contents of the Leased Premises and/or due to the demolition of any thereof, due to the risks detailed in Section 1 above, for an indemnity period of 12 months as a minimum. The insurance includes an express provision stipulating that the insurer waives any right of subrogation towards the Lessor, the Management Company and anyone acting on their behalf and towards the other right holders in the  Project (on the condition that the consequential loss insurance of the other right holders in the Project includes a corresponding clause regarding waiver of the right of subrogation towards the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Lessee), provided that the said regarding waiver of the right of subrogation shall not apply in favor of a person who caused malicious damage.

The insurances specified above include an express provision stating that they shall take precedence over any insurance that the Lessor and/or the Management Company arrange and we waive any claim and/or demand regarding the participation in the insurances of the Lessor and/or the Management Company. In addition, we undertake that the aforesaid insurance shall not be adversely modified and shall not be terminated during the Insurance Term unless the Lessor receives a 30 days’ prior notice in registered mail in connection therewith. In addition, we confirm that the Lessee shall be solely responsible for the payment of the insurance premiums and the deductible amounts in respect of the insurances specified above.

Subject to the terms and exclusions specified in the original policies to the extent that they were not expressly modified in accordance with the provisions set forth hereinabove.

Sincerely,

(Stamp of Insurer)	(Signature of the Insurer)	(Name of Signatory)	(Position of Signatory)

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix F — Special Conditions

Between:	Ogen Yielding Real Estate Ltd. Company No. 5200330933 Har Sinai St., Tel Aviv (Hereinafter: “the Lessor”)

The first party;

And between:	PolyPid Ltd. Company No. 514105923 Whose address for the purpose of this Agreement is: PO Box 7126 Petah Tikva (Hereinafter: “the Lessee”)

The second party;

The said by the Sections indicated in this Appendix hereunder shall supplement and add the said in the corresponding Sections in the Lease Agreement dated 27.3.14 that was signed between the parties (hereinafter: “the Lease Agreement”) and the said in this Appendix shall take precedence over the said in the Lease Agreement. The other terms set forth in the Lease Agreement shall remain in full force and effect.

All terms used in this Appendix shall have the meaning assigned to them in the Lease Agreement, unless otherwise stated expressly.

Section 2 — Definitions

“The Leased Premises”	—

The Leased Premises comprise of the following areas:

(1)         An area of approximately 1,200sqm net with the addition of 15% for the Public Areas in the Building, i.e., 1,380sqm gross in the first floor of the Tamar Building located in 18 HaSivim St. in Petah Tikva;

(2)         An area of approximately 250sqm net with the addition of 15% for the Public Areas in the Building, i.e. 287.5sqm gross, in the ground floor of the Tamar Building located in 18

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

HaSivim St. in Petah Tikva (hereinafter: “the Ground Floor”);

(3)         20 parking spaces according to the following distribution: 4 marked parking spaces in the exterior parking lot; 8 marked parking spaces in the Ground Floor of the two-floor parking lot, and 8 marked parking spaces in the first floor of the two-floor parking lot.

“Delivery Date of the Ground Floor”	—

June 12, 2014 and subject to the provisions set forth in Section 13 of the Lease Agreement and on the condition that the securities and the Certificates of Insurance were delivered to the Lessor in accordance with the provisions set forth in the Lease Agreement. During the period between the Delivery Date of the Ground Floor and until the Lease Commencement Date the Lessee shall be considered solely as an authorized person in order to perform the adjustment works in the Ground Floor of the Leased Premises. During this period the Lessee shall be entitled to perform the adjustment works even in the first floor of the Leased Premises subject to obtaining the prior and written approval of the Lessor, and in the event the Lessee’s works disrupt the performance of the Lessor’s works in the first floor the Lessor shall be entitled to cease the Lessee’s works and the Lessee shall raise no claims and/or demands in connection therewith.

“Lease Commencement Date”	—

September 7, 2014, on the condition that the Lessor received checks for the Rent, Management Fees and parking fees in respect of the Leased Premises in accordance with the provisions set forth in the Lease Agreement. This date also constitutes the Delivery of Possession Date of the Remaining Leased Premises that include the entire Leased Premises except for the Ground Floor that will be delivered to the Lessee on the Delivery Date of the Ground Floor.

“Basic Index”	—	The index of February 2014.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Section 7 — Purpose of Lease

The Purpose of Lease is offices and laboratory only.

Section 8 — Term of Lease

—	A period of 64 months commencing on the Lease Commencement Date, within its meaning above, and that will expire on 11.1.2020 (hereinafter: “First Term of Lease”).

—	The second Term of Lease shall commence upon expiration of the First Term of Lease and shall expire 60 months thereafter (hereinafter: “Second Term of Lease”).

—	The First and/or Second Term of Lease shall be referred hereinabove and hereinafter: “Terms of Lease.”

Section 9 — Rent

—

During the Term of Lease, the Lessee shall pay to the Lessor Rent as follows:

An amount of NIS 50 (fifty new Israeli shekels) for each 1sqm of the gross Area of the Leased Premises per month, in addition to statutory VAT and linkage differentials (hereinafter: “Rent”).

—

During the Second Term of Lease, monthly Rent shall be increased automatically in an amount in new Israeli shekels at a rate of 3.5% of the Rent that will be paid in the last month of the First Term of Lease (hereinafter: “Rent for the Second Term of Lease”).

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

—

Notwithstanding the aforesaid, it is agreed that as of the Lease Commencement Date the Lessee shall have a grace period of four months (hereinafter: “the Grace Period”), i.e., until 12.1.2015, in which the Lessee shall be exempt solely from payment of the Rent, however during this period the Lessee shall incur all other payments applicable to the Lessee in accordance with the Agreement including payment of Management Fees, municipal taxes, electricity and the like.

—

For the avoidance of doubt, it is clarified that after expiration of the Grace Period the Rent payments shall be added to the said payments in accordance with the provisions set forth in this Section above.

—

It is agreed that in the event the Lessee wishes to terminate the lease upon expiration of the First Term of Lease and not to extend the lease by the Second Term of Lease within its meaning above, in such circumstances as aforesaid the Lessee shall enclose with its notice regarding avoidance from extending the Term of Lease by the Second Term of Lease a cashier’s check in the amount of the Rent for the Grace Period. To the extent that the Lessee fails to enclose the check with the notice regarding avoidance from extension of the Term of Lease by the Second Term of Lease, the notice regarding avoidance of extension of the Term of Lease shall be deemed as null and void.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Section 9.3 — Rent for parking spaces

During the entire Term of Lease, the Lessee shall pay to the Lessor monthly parking fees as follows:

—	(1) An amount of NIS 300 (three hundred new Israeli shekels) in addition to statutory VAT and linkage differentials for 4 parking spaces in the exterior parking lot;

—	(2) For each marked parking space in the two-floor parking lot, monthly parking fees in the amount of NIS 250 (two hundred and fifty hundred new Israeli shekels).

—

In total the Lessee shall pay to the Lessor for the parking spaces monthly parking fees in the amount of NIS 4,400 (four thousand and four hundred new Israeli shekels) in addition to statutory VAT and linkage differentials (hereinafter: “Parking Fees”). It is clarified that the Parking Fees include the Management Fees and the municipal taxes applicable to the parking spaces and all other payments that are relevant for parking. For the avoidance of doubt, it is clarified that as of 19:00 the marked parking spaces will be made available to the public.

The Parking Fees will be paid on the payment dates of the Rent.

The Lessee undertakes to pay the Parking Fees even if it did not actually use the parking spaces, in whole or in part, during the entire Term of Lease or a part thereof, and as long as this Agreement is in effect, unless the Lessee delivers to the

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Lessor a 30 days’ prior notice regarding its wish to reduce the number of parking spaces it leases. In addition, in case the Lessee notifies the Lessor regarding its wish to lease additional parking spaces, the Lessor shall allow this to the Lessee to the extent that it has available parking spaces and according to the rates that are customary at the time.

For the avoidance of doubt, it is clarified that the payment of the Parking Fees for the parking spaces constitutes a prerequisite for parking in the Parking Lot.

Section 15 — Management of the Building:

During the First Term of Lease, Management Fees shall be in the amount of NIS 12 (twelve new Israeli shekels) for each 1sqm of the gross Area of the Leased Premises per month in addition to statutory VAT and linkage differentials (hereinafter: “Management Fees”).

During the First Term of Lease, the Lessor shall be entitled to decide, at its sole discretion, whether to keep the Management Fees unchanged as stated in this Section above, or change the Management Fees in accordance with the provisions set forth in Section 3 of the Management Agreement.

In the event of discrepancy between the said and the provisions set forth in the Management Agreement, the said above shall take precedence.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Section 24 — Securities:

Without derogating from the said in Section 24 of the Agreement, the Lessee shall provide to the Lessor the following securities:

At the time of signing the Agreement the Lessee shall provide to the Lessor a bank guarantee in an amount equal to the Rent and the Management Fees, in respect of 3 months of lease, in addition to statutory VAT and linkage differentials, i.e., an amount of NIS 365,983 (three hundred and sixty-five thousand and nine hundred and eighty-three new Israeli shekels).

During the Option Term, the bank guarantee shall be updated in such manner that during the entire Term of Lease it shall be in an amount equal to the Rent, the Management Fees and the Parking Fees for three months of lease in addition to linkage differentials and VAT in respect whereof.

And in witness hereof the parties are hereby undersigned:

[Signature and Stamp: Ogen Yielding Real Estate Ltd.]	[Signature and Stamp: PolyPid Ltd.]
The Lessor	The Lessee

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix H

Bank Guarantee

Of a Lease Agreement Made and executed in Tel Aviv on the 27th day of March, 2014

Between:	Ogen Yielding Real Estate Ltd. Company No. 520033093 Whose address for the purpose of this Agreement is: 3 Har Sinai St., Tel Aviv (Hereinafter: “the Lessor”)

And between:	PolyPid Ltd. Company No. 514105923 Whose address for the purpose of this Agreement is: 18 HaSivim St., PO Box 7126 Petah Tikva (Hereinafter: “the Lessee”)

Date: March 27, 2014

To

Ogen Yielding Real Estate Ltd.

Dear Sir/Madam,

Re: Bank Guarantee no.

1.                            We hereby guarantee towards you to pay any amount up to a total amount of NIS 365,983 (three hundred and sixty-five thousand and nine hundred and eighty-three new Israeli shekels) (hereinafter: “Guarantee Amount”) that you will demand from PolyPid Ltd., Company No.  514105923 (hereinafter: “the Debtor”) in connection with the Lease Agreement made between the Lessor and the Debtor on March 27, 2014 (hereinafter: “the Agreement”).

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

2.                            The Guarantee Amount shall be linked to the consumer price index as published by the Central Bureau of Statistics from time to time in accordance with the following terms of linkage:

The Basic Index for the purpose of this Guarantee shall be the index of February 2014 that will be published on March 15, 2014.

The New Index for the purpose of this Guarantee shall be the index that was published shortly before and prior to receiving your demand in accordance with this Guarantee.

The linkage differentials for the purpose of this Guarantee shall be calculated as follows: if it transpires that the New Index increased compared to the Basic Index, the linkage differentials shall be — the amount equal to the product of the difference between the New Index and the Basic Index multiplied by the amount of the demand, divided by the Basic Index. If the New Index falls below the Basic Index, we will pay you the amount stated in your demand up to the Guarantee Amount, without any linkage differentials.

3.                            Upon receiving your first written demand and no later than seven days as of the date we received your demand to our address as stated hereunder, we will pay you any amount specified in the demand provided that the said amount is not greater than the Guarantee Amount together with the linkage differentials, without imposing on you any obligation to prove or substantiate your demand and you will not be required to demand the payment first from the Debtor.

4.                            This Guarantee shall be in effect until the       day in the month of          in the year          (including) only, and shall be null and void after the said date.

Any demand made in accordance with this Guarantee shall be delivered to us in writing and shall be received by us no later than the aforesaid date.

5.                            This Guarantee is transferable and/or assignable.

6.                            This Guarantee may be paid in installments.

Sincerely,

Bank Ltd.

Bank address:

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix I

Delivery protocol

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]

Appendix J

Hot work Procedure

The Lessee and all contractors working on its behalf shall be obligated to work solely in accordance with the instructions set forth in the following Procedure:

1.                            No hot work shall be performed in the area of the Leased Premises and the Project however solely in accordance with the instructions set forth in this Procedure:

2.                            The term “hot works” shall mean — the performance of any work that requires welding and/or cutting by the application of heat or the use of an open flame.

3.                            Any contractor or subcontractor acting on behalf of the Lessee and that performs hot work shall appoint a supervisor on its behalf (hereinafter: “the Supervisor”) who will be responsible to assure that hot works are performed solely in accordance with the instructions set forth in this Procedure.

4.                            Prior to start of any hot works the Supervisor shall inspect the area designated for the work and shall assure that any flammable materials are removed from the premises in a radius of at least 10m, when fixed and irremovable flammable objects will be covered with a fire-retardant cover.

5.                            The Supervisor shall appoint a person who will serve as a fire observer (hereinafter: “Fire Observer”) that will hold proper fire extinguishing measures corresponding to the type of flammable materials that are in the premises of performing the hot work. The Fire Observer shall be solely responsible for observing the performance of the hot works and taking immediate action for the purpose of extinguishing any kindling caused as a result of performance of the hot work.

6.                            The Fire Observer shall be present in the premises where the hot work is performed as of start of its performance and until 30 minutes after their completion so as to assure that there are no possible sources of kindling in the premises.

For the avoidance of doubt, it is hereby clarified that failure to follow this procedure by the Lessee and/or any contractor on its behalf might affect the insurance coverage stated in the insurance policies that were taken out in respect of the performance of the works in the Leased Premises and the Project.

[Signature and Stamp: Ogen Yielding Real Estate Ltd and Polypid Ltd.] [Signed]